AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1999
                                                REGISTRATION  NO.  333-76533



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ______________
                             PLANET RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                         1041                      76-0600966
(State or other jurisdiction of.  (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization) .  Classification Code Number)    Identification Number)


                                              A. W. DUGAN, PRESIDENT AND CEO
                                              PLANET RESOURCES, INC.
1415 LOUISIANA, SUITE 3100 . . . . . . . . .  1415 LOUISIANA, SUITE 3100
HOUSTON, TEXAS 77002 . . . . . . . . . . . .  HOUSTON, TEXAS 77002
(713) 658-1142                                (713) 658-1142

(Address, including zip code, and telephone)  (Name, address, including zip code, and number including area code of registrant's .  telephone number including area code principal executive offices) . . . . . . . .  of agent for service)


                                   Copies to:


ROBERT L. SONFIELD, JR. .  JONATHAN C. GILCHRIST, ESQ.
SONFIELD & SONFIELD . . .  INTERNET LAW LIBRARY, INC.
770 S. POST OAK LANE. . .  4301 WINDFERN, SUITE 2001
HOUSTON, TEXAS 77056. . .  HOUSTON, TEXAS 77041
(713) 877-8333            (281) 578-8800
FACSIMILE: (713) 877-1547  FACSIMILE: (281) 578-8898



                                 _______________
        Approximate date of commencement of proposed sale to the public:
As soon as practicable on or after the registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                         CALCULATION OF REGISTRATION FEE

                       NUMBER OF            PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF
                       TITLE OF SECURITIES  SHARES              OFFERING PRICE     AGGREGATE        REGISTRATION
                       BEING REGISTERED     BEING REGISTERED    PER SHARE          OFFERING PRICE   FEE

common stock. . . . .            1,605,818  $         .0069(2)  $          11,000  $          3.33
common stock options.              405,000                  -                   -                -
common stock(1) . . .              405,000  $             .15   $          60,750  $         18.47
---------------------


(1)     Issuable  upon  exercise  of  common  stock  options.
(2) Estimated solely for purposes for calculating the registration fee pursuant to Rule 457 based upon the book value of the common stock as of June 30, 1999.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                        3
     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     INITIAL  PUBLIC  OFFERING
     PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 11, 1999


                             PLANET RESOURCES, INC.



                        1,605,818 SHARES OF COMMON STOCK
           405,000 OPTIONS EACH TO PURCHASE ONE SHARE OF COMMON STOCK




Planet Resources, Inc.
1415 Louisiana, Suite 3100 . . . . . . . . . . . . . . . .  We will own all of the assets of Internet Law Library,
Houston, Texas 77002 . . . . . . . . . . . . . . . . . . .  Inc. which are subsurface mineral rights in the City of
                                                            Mullan, Idaho and related assets.
As a Internet Law stockholder or optionholder you will
pay no consideration for the shares of our common stock. .  No public market currently exists for our shares.
and our options to be received by you in the distribution.






                            Proposed Trading Symbol:
                Over-The-Counter Bulletin board ("OTCBB") -- PLRS


                      _____________________________________

The Shares Involve a High Degree of Risk.See "Risk Factors"
Beginning on Page 8.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                                August ___, 1999

                                        5


                                            PLANET RESOURCES, INC. PROSPECTUS

                                                    TABLE OF CONTENTS

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Planet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
The offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Tax considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Planet stock option plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
No trading market for your common stock and option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Planet has an obligation to indemnify Internet Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Planet has no operating business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Absence of dividends on common stock are unlikely . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
There are anti-takeover provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Additional authorized shares available for issuance may adversely affect the market for your shares . . . . . . . .    8
We depend on A.W. Dugan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
We have not implemented any year 2000 procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Cautionary statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Terms of the distribution agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Manner of effecting the distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Listing of Planet common stock; restrictions on resale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Treatment of indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Indemnification and insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Rights of Internet Law shareholders before and after the distribution . . . . . . . . . . . . . . . . . . . . . . .   12
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Taxation of stock as a dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Taxpayer relief act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Backup withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
State tax consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
MANAGEMENT'S PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Plan of operation for the next twelve months. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Cautionary statement regarding forward looking statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Property owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Property leased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Business offices and administrative support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Internet Law Library, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Legal proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Officers and directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
EXECUTIVE AND DIRECTOR COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
THE PLANET STOCK INCENTIVE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
General provisions of the stock incentive plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Stock options and stock appreciation rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Restricted stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Tax information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Planet common stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Office space and administrative support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
DESCRIPTION OF PLANET CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Authorized capital stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Planet preferred stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Planet common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Planet common stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Defenses against hostile takeovers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Authorized shares of capital stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Stockholder meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Classified board of directors and removal of directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Restriction of maximum number of directors and filing vacancies on the board of directors . . . . . . . . . . . . .   21
Stockholder vote required to approve business combinations with related persons . . . . . . . . . . . . . . . . . .   21
Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetings   21
Supermajority voting requirement for amendment of certain provisions of the certificate of incorporation. . . . . .   21
SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1


NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PLANET, INTERNET LAW OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PLANET OR INTERNET LAW SINCE THE DATE OF THIS PROSPECTUS.

                      PROSPECTUS SUMMARY PROSPECTUS SUMMARY

     This  prospectus  is  being  furnished  to  stockholders  of  Internet Law.

OVERVIEW  Overview

     Prior to the distribution, Internet Law's mineral properties and related assets will be transferred to Planet, a wholly-owned subsidiary of Internet Law in exchange for the Planet common stock and Planet options. Immediately following the transfer, all of the Planet common stock and Planet options will be distributed to the stockholders and optionholders of Internet Law at the rate of one share of Planet common stock per share of Internet Law common stock and one Planet common stock purchase option per common stock purchase option outstanding as of the distribution record date. Internet Law will continue its corporate existence under the laws of the State of Delaware. As a result of the distribution, Planet will be an independent, publicly-traded company owning the mineral properties and owned by the stockholders of Internet Law as of the distribution record date.

PLANET  Planet

     Planet is currently a wholly-owned subsidiary of Internet Law incorporated under the laws of the State of Delaware. The mailing address of Internet Law's principal executive offices is 4301 Windfern, Suite 2001, Houston, Texas 77041, and the telephone number at such address is (281) 578-8800. Following the distribution, Planet's principal executive offices and phone number will be the same as Internet Law's former address and number. The mailing address of Planet's principal executive offices is 1415 Louisiana, Suite 3100, Houston, Texas 77002, and the telephone number at such address is (713) 658-1142.

Internet Law's transfer agent, Atlas Stock Transfer Corporation, will act as the distribution Agent for the distribution and will deliver certificates for Planet common stock as soon as practicable to holders of record of Internet Law common stock. All shares of Planet common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. Immediately following the completion of the distribution, Planet will be an independent, publicly-traded company. See "The distribution -- Manner of Effecting the distribution; Listing of Planet common stock."

THE  OFFERING  The  offering

     This prospectus covers 1,605,818 shares of common stock, par value $.001 per share of Planet and 405,000 options to purchase shares of Planet common stock. This prospectus is being furnished to the stockholders and option holders of Internet Law Library, Inc., a Delaware corporation (formerly Planet Resources, Inc.), the sole stockholder of Planet, in connection with the proposed distribution to Internet Law's stockholders of all the outstanding shares of Planet common stock, according to the terms of an agreement and plan of distribution, dated as of March 25, 1999, by and between Internet Law and Planet.

One share of Planet common stock and one Planet option will be distributed for each share of common stock of Internet Law, par value $.001 per share, and each option to purchase one share of Internet Law common stock for a price of $0.15 per share issued and outstanding on the 24th date of March 1999. Any person will receive Planet common stock in the distribution who owned shares or options of Internet Law on the 24th day of March, 1999 and still owned the shares or options on April 14, 1999, or purchased shares of Internet Law in the open market prior to the close of business on April 14, 1999.

     Internet Law's transfer agent, Atlas Stock Transfer Corporation, will act as the distribution Agent for the distribution and will deliver certificates for Planet common stock as soon as practicable to holders of record of Internet Law common stock. All shares of Planet common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. Immediately following the completion of the distribution, Planet will be an independent, publicly-traded company. See "The distribution -- Manner of Effecting the distribution; Listing of Planet common stock."

TAX  CONSIDERATIONS  Tax  considerations

     Internet Law will receive the opinion of Sonfield & Sonfield to the effect that, among other things, the distribution will qualify as a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that neither Internet Law, Planet nor their stockholders will recognize any gain or loss upon the receipt by Planet of the mineral properties and related assets from Internet Law in exchange for the Planet common stock and Planet options, or upon receipt by Internet Law stockholders of the Planet common stock and Planet options in the distribution. See "Certain Federal Income Tax Consequences."

PLANET  STOCK  OPTION  PLANS  Planet  stock  option  plans

     Planet has also adopted the Planet stock incentive plan so Planet will be able to make stock incentive awards in the future. Planet has reserved
2,500,000  shares  of  Planet  common  stock  under  the  stock  incentive plan.

EXPENSES  Expenses

     Each of Internet Law, on the one hand, and Internet Law and Planet, on the other hand, will incur expenses in connection with the acquisition and distribution. The fees and expenses of Internet Law and Planet are currently estimated to be approximately $30,000 with respect to the distribution and approximately $20,000 with respect to the acquisition.

                            RISK FACTORS RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating Planet before making any investment decisions with respect to the Planet common stock to be received in the distribution. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Planet's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus.

NO TRADING MARKET FOR YOUR COMMON STOCK AND OPTIONNo trading market for your common stock and option

There is no existing trading market for the Planet common stock or Planet options to be received by you in the distribution and there can be no assurance as to the establishment of an active trading market. We intend to qualify the Planet common stock for quotation on the Over-The-Counter Bulletin board
("OTCBB")  under  the  trading  symbol  "PLRS."  Our  management  expects  that
1,605,818 shares of Planet common stock will be outstanding after the distribution. Our common stock may experience price volatility following the distribution until trading values become established. As a result, it could be difficult to make purchases or sales of our common stock in the market at any particular time. There can be no assurance as to either the price at which our common stock will trade following the consummation of the distribution.

PLANET HAS AN OBLIGATION TO INDEMNIFY INTERNET LAW Planet has an obligation to indemnify Internet Law

The distribution agreement and the Indemnification Agreement, indemnify Internet Law with respect to any losses, damages, claims and liabilities which may arise from the ownership of the mineral properties before the distribution. See "The distribution -- Indemnification and Insurance" and "-- Terms of the Indemnification Agreement."

PLANET  HAS  NO  OPERATING  BUSINESS  Planet  has  no  operating  business

Before the distribution date , Internet Law will transfer the mineral properties to us that will constitute all of our businesses, assets and liabilities. While we intend to pursue strategies to commence operations as a going business, we cannot assure you that we will be successful in implementing such strategies or that, if implemented, such strategies will result in profitable business.

ABSENCE OF DIVIDENDS ON COMMON STOCK ARE UNLIKELYAbsence of dividends on common stock are unlikely

     We have no present intention of paying cash dividends on our common stock in the foreseeable future, as we intend to follow a policy of retaining our earnings, if any, for use in our business. Internet Law has never paid cash dividends on its common stock. See "Description of Planet Capital Stock" and "Dividend Policy."

THERE  ARE  ANTI-TAKEOVER  PROVISIONS  There  are  anti-takeover  provisions

     After completion of the distribution, our officers, directors and principal stockholders will beneficially own approximately 40% of our common stock and will have the right to acquire up to an additional 22% of our common stock pursuant to the Planet options. See "Principal Stockholders of Planet." Accordingly, such persons may be able to approve major corporate transactions including those involving amendments to our certificate of incorporation or the sale of substantially all our assets and may be able to elect all our directors and to control our affairs. This voting control may have the effect of delaying or preventing a change in control of Planet and may adversely affect your rights as a holder of the shares of our common stock.

ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET FOR YOUR SHARES Additional authorized shares available for issuance may adversely affect the market for your shares

     Upon completion of the distribution, there will be a total of 1,605,818 shares of Planet common stock outstanding. 405,000 shares of common stock have been reserved for issuance upon exercise of the Planet options. After the exercise of all the Planet options we will have 2,010,818 shares of common stock outstanding and 22,989,182 shares of authorized but unissued common stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of common stock may cause you to suffer significant dilution which may adversely affect the market and the value of your shares.

     You should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Planet common stock in any market which exists or may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Other stockholders may sell their shares during a favorable movement in the market price of our securities which may have a depressive effect on its price per share. See "Description of Planet Capital Stock."

WE  DEPEND  ON  A.W.  DUGAN  We  depend  on  A.W.  Dugan

Planet's operations are dependent on the efforts, ability and experience of A.W. Dugan. The loss of his services could have a material adverse impact on Planet's future results of operations.

WE HAVE NOT IMPLEMENTED ANY YEAR 2000 PROCEDURES We have not implemented any year 2000 procedures

     We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999.

CAUTIONARY  STATEMENTS  Cautionary  statements

This prospectus contains statements relating to future results of Planet and Internet Law (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, the Securities Act and the Securities Exchange Act of 1934, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, regulatory conditions, government healthcare spending, integration of acquisitions and competitive pricing pressures, all as detailed from time to time in the filings of Planet and Internet Law made with the Commission.

     When used in this prospectus with respect to Planet and Internet Law the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this prospectus under the headings "Risk Factors," "The distribution," "Certain Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                         USE OF PROCEEDS USE OF PROCEEDS

     Pursuant to the distribution, Internet Law will transfer the mineral properties to Planet and receive from Planet shares of Planet common stock and Planet options. Such shares of Planet common stock and Planet options will be distributed in a manner expected to receive tax-free treatment to Internet Law stockholders and optionholders as of the distribution record date, and no consideration will be paid by such stockholders in the distribution. Therefore, there will be no proceeds from the issuance of the Planet common stock.


                          CAPITALIZATION CAPITALIZATION

     Following the acquisition, New Planet Resources, Inc. changed its name to Planet Resources, Inc. and will be treated as the continuation of Internet Law for financial reporting purposes. The following table sets forth the capitalization of Planet (i) as of June 30, 1999, (ii) as adjusted to reflect the distribution of mineral rights and related assets and 1,605,818 shares of common stock and 405,000 Planet options to the stockholders of Internet Law. This table should be read in conjunction with the balance sheet and the note thereto included in this prospectus.



                                                                        June 30, 1999
                                                                        --------------
                                                                            Actual       As Adjusted
Shareholders' equity
       Preferred Stock, $.001 par value, 1,000,000 shares authorized, none issued or outstanding
                  before and after distribution. . . . . . . . . . . .  $          -0-  $        -0-
       Common Stock, $.001 par value, 25,000,000 shares authorized,
             1,000 and 1,605,818 shares issued and outstanding
                  before and after distribution. . . . . . . . . . . .               1         1,605
       Additional paid-in capital. . . . . . . . . . . . . . . . . . .             900        44,670
       Retained earnings (deficit) . . . . . . . . . . . . . . . . . .             -0-        (3,760)
                                                                        --------------  -------------
Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . .           1,000        42,515
                                                                        --------------  -------------
Total capitalization . . . . . . . . . . . . . . . . . . . . . . . . .  $        1,000  $     42,515
                                                                        ==============  =============




                        THE DISTRIBUTION THE DISTRIBUTION

     The following information summarizes the proposed distribution. This description of the distribution agreement is intended to be complete. However, the entire agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is available from Planet or the SEC web site at http://www.sec.gov. You are urged to read such agreement in its entirety.

TERMS  OF  THE  DISTRIBUTION  AGREEMENT  Terms  of  the  distribution  agreement

     The distribution agreement provides that the distribution will be effected by distributing to each holder of Internet Law common stock as of the close of business on the distribution date certificates representing one share of Planet common stock for each share of Internet Law common stock held by such holder as of such time. See "-- Manner of Effecting the distribution."

     Immediately following the completion of the distribution, Planet will be an independent, publicly-owned company and it is contemplated that the shares of Planet common stock will be quoted on the Electronic Bulletin board under the trading symbol "PLRS." See "-- Listing of Planet common stock; Restrictions on Resale."

MANNER  OF  EFFECTING  THE  DISTRIBUTION  Manner  of  effecting the distribution

     On the distribution date, Internet Law's transfer agent, Atlas Stock Transfer Corporation, will deliver certificates for Planet common stock and options as soon as practicable to holders of record of Internet Law common stock and options to any person who:

          owned shares or options of Internet Law on the 24th day of March, 1999 and still owned the shares or options on April 14, 1999, or purchased shares of Internet Law in the open market prior to the close of business on April 14, 1999 will receive Planet common stock in the distributionAll shares of Planet common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Planet Capital Stock." Following the completion of the distribution, Planet will continue to operate as an independent, publicly-traded company.

     YOU WILL NOT BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF COMMON STOCK RECEIVED IN THE DISTRIBUTION NOR WILL YOU NEED TO SURRENDER YOUR INTERNET LAW COMMON STOCK CERTIFICATES IN ORDER TO RECEIVE SHARES OF PLANET COMMON STOCK IN THE DISTRIBUTION. THE DISTRIBUTION AGENT WILL SEND YOU YOUR PLANET STOCK CERTIFICATES FOLLOWING THE CONSUMMATION OF THE DISTRIBUTION.

LISTING OF PLANET COMMON STOCK; RESTRICTIONS ON RESALE Listing of Planet common stock; restrictions on resale

Planet intends to apply to a member of the National Association of Securities Dealers, Inc. to make a market in the Planet common stock and provide a quotation on the NASD inter-dealer Electronic Bulletin board under the trading symbol "PLRS." The Planet common stock received pursuant to the distribution will be freely transferable under the Securities Act, except for shares of Planet common stock received by any person who may be deemed to be an "affiliate" of Planet within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of Planet after the distribution generally include individuals or entities that control, are controlled by, or are under common control with Planet, and may include the directors and executive officers of Planet. Persons who are affiliates of Planet will be permitted to sell their Planet common stock only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The registration statement of which this prospectus is a part will not cover resales of Planet common stock by affiliates of Planet. See "Shares Eligible for Future Sale."

TREATMENT  OF  INDEBTEDNESS  Treatment  of  indebtedness2

     The distribution agreement provides that neither Internet Law nor Planet will assume or be responsible for any debts or obligations of the other.

EXPENSES  Expenses

     In accordance with the terms of the distribution agreement Planet shall bear all expenses incurred in connection with the distribution, including, without limitation, the preparation, execution and the performance of the distribution agreement and the transactions contemplated thereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants. Expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this Planet prospectus and related registration statement shall be paid by Planet. Planet estimates that the these expenses will approximate $30,000.

INDEMNIFICATION  AND  INSURANCE  Indemnification  and  insurance

     The distribution agreement provides that from and after the distribution date, Internet Law will indemnify, defend and hold harmless Planet and its subsidiaries, as well as the directors and officers of Planet and the various Planet subsidiaries from and against all losses arising out of or relating to
(i) any breach, whether before or after the distribution date, by Internet Law of any provision of the distribution agreement, (ii) any claims arising out of this prospectus or the registration statement, and (iii) liabilities related to the operation of Internet Law.

     The distribution agreement also provides that from and after the distribution date, Planet will indemnify, defend and hold harmless Internet Law and its subsidiaries, as well as the directors and officers of Internet Law and the various Internet Law subsidiaries (collectively, the "Internet Law Indemnitees") from and against all losses arising out of or relating to (i) any breach, whether before or after the distribution date, by Planet of any provision of the distribution agreement, (ii) any claims arising out of this prospectus or the registration statement pertaining thereto, and (iii) liabilities related to the operation of Planet.

RIGHTS OF INTERNET LAW SHAREHOLDERS BEFORE AND AFTER THE DISTRIBUTION Rights of Internet Law shareholders before and after the distribution

     Before  the  acquisition and the distribution, the shareholders of Internet
Law, under its former name Planet Resources, Inc., owned all of the equity interest in the mineral properties described in this prospectus. After the acquisition and the distribution the same shareholders will own the same ratable equity interest in the mineral properties as well as a very small percentage interest in the continuing operations of Internet Law.


         FEDERAL INCOME TAX CONSEQUENCES FEDERAL INCOME TAX CONSEQUENCES

GENERALGeneral

     The following summary description of the material federal income tax consequences of the distribution is based upon the opinion of Sonfield & Sonfield, federal tax counsel for Planet ("Tax Counsel").

Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by Internet Law, which representations if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN. SEE "POSSIBLE FUTURE LEGISLATION" BELOW.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

TAXATION  OF  STOCK  AS  A  DIVIDEND  Taxation  of  stock  as  a  dividend

     Dividends paid on common stock are subject to tax as ordinary income to the extent of Planet's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds Planet's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year.

TAXPAYER  RELIEF  ACT  Taxpayer  relief  act

     The Taxpayer Relief Act of 1997 ("TRA 1997") was signed into law on August 5, 1997. TRA 1997 contains certain restrictions involving a distribution or "spin off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The distribution is not affected by the restrictions imposed by TRA 1997.

BACKUP  WITHHOLDING  Backup  withholding

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of Internet Law common stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

STATE  TAX  CONSEQUENCESState  tax  consequences

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the stockholders in all of the state taxing jurisdictions in which they are already subject to tax. You are urged to consult their own tax advisors with respect to state income and corporate franchise tax consequences.


                        DIVIDEND POLICY DIVIDEND POLICYL1

     Internet Law currently does not pay dividends on any of its issued and outstanding securities. Planet does not expect to pay any dividends for the foreseeable future. Rather, Planet expects that it will reinvest any earnings into funding future acquisitions and growth. Any future payments of dividends and the amount thereof will be dependent upon Planet's results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the board of directors of Planet from time to time.


         MANAGEMENT'S PLAN OF OPERATIONMANAGEMENT'S PLAN OF OPERATIONL1

GENERALGeneral

Planet was incorporated under the laws of the State of Delaware on March 26, 1999. Since incorporation, our only business activity has been organizational matters and entering into the distribution agreement with our parent company, Internet Law.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHSPlan of operation for the next twelve months

We own the subsurface mineral rights on approximately 190 acres located in the city of Mullan, Idaho and lease an additional 200 acres from the city of Mullan. During the next twelve months we will attempt to identify and contract with a mining company that will agree to search for minerals that may underlie our property. During the time our search is in progress, the small amounts of cash required to maintain our operations will be provided by our chief executive officer and principal stockholder, A.W. Dugan, or one or more of the companies controlled by him. As a result, there will be no need to raise funds during the next twelve months.

We have no employees, our office space and administrative support is provided by Mr. Dugan and we do not plan any significant expenditures for new projects of any sort within the next twelve months. However, it is possible that we will merge or in some manner combine with an operating company. In such event, our preference is an operating company that is in the business of extracting and marketing natural resources. However, we will consider other industries.

YEAR  2000  Year  2000

     Until recently, many computer programs were written using two digits rather than four digits to define the applicable year in the twentieth century. Such software may recognize the date using "00" as the year 1900 rather than the year 2000. We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We do not believe any Year 2000 action is necessary.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS Cautionary statement regarding forward looking statements

     Certain statements contained in this section and other sections of this registration statement regarding matters that are not historical facts are forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements which address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in our forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, net income and forecasts, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


                                BUSINESS BUSINESS

GENERAL  General

     Planet was incorporated under the laws of the State of Delaware on March 26, 1999 as a wholly owned subsidiary of Internet Law Library, Inc. (formerly Planet Resources, Inc.). Planet was organized for the purpose of acquiring all of the mineral properties of Internet Law and continuing ownership of those properties as a stand alone company.

     Since incorporation, our only business has been organizational activities and entering into the various agreements with Internet Law for transfer of the mineral properties and the distribution.

PROPERTIESProperties

     The mineral properties and related assets to be acquired from Internet Law have been owned by the predecessor company for many years and, for the last several years, represented the only material assets of the predecessor company. The mineral properties owned by the predecessor company and to be owned by Planet are described as follows:

          Property owned. Property owned After the distribution, Planet will be the owner of subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring the mineral rights, Internet Law issued 361,739 shares of capital stock as adjusted for subsequent stock splits and the Internet Law merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

          Property leased. Property leasedPlanet will acquire the lease entered into May 1, 1981, with the city of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Internet Law has the right to mine subsurface minerals on approximately 200 acres owned by the city north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years). In the event Planet enters in to a lease agreement for the exploration and development of city property south of the Osburn Fault, the city shall receive 15% of the royalties received. No royalties have been paid on city property south of the fault.

BUSINESS OFFICES AND ADMINISTRATIVE SUPPORTBusiness offices and administrative support

     One or more corporations controlled by A.W. Dugan provides office space and the necessary administrative and clerical support for the corporate affairs of Planet without any cost to Planet.

EMPLOYEES  Employees

     We  have  no  employees.

INTERNET  LAW  LIBRARY,  INC.Internet  Law  Library,  Inc.

     Under the terms of the Reorganization Agreement as approved by the stockholders of Internet Law and Internet Law and the satisfaction or waiver of the other conditions to the acquisition, Planet acquired all of the outstanding capital stock of National Law Library, Inc., with National Law continuing as a wholly owned subsidiary of Internet Law. Because National Law stockholders owned a majority of the outstanding shares of Internet Law after the acquisition, the acquisition transaction is accounted for as a reverse acquisition of Internet Law by National Law.

Internet Law is proposing to make the distribution in connection with the acquisition that took place, according to an agreement and plan of reorganization dated as of March 25, 1999. In connection with the acquisition, Planet changed its name to "Internet Law Library, Inc."

LEGAL  PROCEEDINGS  Legal  proceedings

     We are not parties in any lawsuit, pending or threatened, that we believe should have a material effect on our financial position.

"PENNY STOCK" REGULATIONS IMPOSE RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES Pennystock regulations impose restrictions on marketability of our securities

     The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event of authorization of the Planet common stock for quotation on the OTC Bulletin board, such securities will initially be covered by the definition of "penny stock." If such securities or the common stock are removed from listing on the OTC Bulletin board at any time following the Effective Date, Planet's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this Offering to sell our securities in the secondary market.

     In the event that we were not able to qualify our securities for listing on the OTC Bulletin board, we will attempt to have our securities traded in the "pink sheets." In such event, holders of our securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of our securities.


      DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS DIRECTORS,
                EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

     The table below sets forth, as to each executive officer and director of Planet, such person's name, positions with Planet and age. Each executive officer and director of Planet holds office until a successor is elected, or until the earliest of death, resignation or removal. Each executive officer is elected or appointed by the Planet board of directors. All of the directors and executive officers listed below will continue with Planet in the same capacity as such individuals have served Internet Law.

OFFICERS  AND  DIRECTORSOfficers  and  directors

     After the distribution, the officers and directors of Planet before the acquisition will be the officers and directors of Planet. This will result in the following persons holding the positions indicated below in Planet until Planet's next annual meeting or until their respective successors are elected and qualified:


     Name     Age     Mailing  Address
     ----     ---     ----------------


     A.W.  Dugan     71     1415  Louisiana,  Suite  3100
               Houston,  Texas  77002-7360

     Jacque  N.  York     44     1415  Louisiana,  Suite  3100
               Houston,  Texas  77002-7360

     Michael  K.  Branstetter     45     416  River  Street
               Wallace,  Idaho  63873-0709


     The city of Mullan, Idaho is entitled to have a representative on the board of directors under the terms of the lease between Planet and the city. As of the date of this prospectus, the city has not requested such representation.

     A.W. Dugan, president, chief financial officer and director, organized Planet as the promoter and joined the board in 1999. Mr. Dugan's principal occupation and five year business history is oil and gas operator. For the past five years, Mr. Dugan has been the chief executive officer of Nortex Corporation, a privately held company in the business of oil and gas exploration and production.

     Jacque N. York, secretary and director, joined the board in 1999. Ms. York's principal occupation and five year business history is corporate officer. For the past five years, Ms. York has been the corporate secretary of Nortex Corporation, a privately held company in the business of oil and gas exploration and production.

     Michael K. Branstetter, director joined the board in 1999. Mr. Branstetter's principal occupation and five year business history is attorney at law. Mr. Branstetter is an officer and director of the following public companies: Pilot Silver Lead, Inc., Idaho General Mines, Inc., and Lucky Friday Extension Mining Company.

     Planet will be a wholly-owned subsidiary of Internet Law until the completion of the distribution. Because all of the shares of Planet common stock held and to be held by Internet Law will be distributed to shareholders of Internet Law in connection with the distribution, the number of shares of Planet common stock shown below to be owned beneficially by certain beneficial owners holding more than five percent of the issued and outstanding Internet Law common stock, as well as by each director and by all directors and officers as a group is based upon the number of shares to be received by such persons in the distribution.

     The following table sets forth, as of the date of this prospectus , certain information with respect to the beneficial ownership of Planet's common stock after the distribution by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding common stock,(ii) each director, (iii) the executive officers, and (iv) all directors and officers as a group.


     Number  of  Shares            Percentage  of  Shares
                            -----------------------------
Name  and  Address  of     of  common  stock
Beneficial  Owners  (1)     Beneficially  Owned
-----------------------     -------------------


A.W.  Dugan     1,040,000(2)     51.72%
1415  Louisiana,  Suite  3100
Houston,  Texas  77002

Michael  K.  Branstetter     7,500(3)     .37%
416  River  Street
Wallace,  Idaho  83873-0709

ALL  EXECUTIVE  OFFICERS  AND  DIRECTORS     1,047,500     52.09%
AS  A  GROUP  (2  PERSONS)

(1) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable, except 240,000 shown as beneficially owned by A.W. Dugan to which he disclaims any beneficial interest. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options. Each person's percentage of ownership is determined by assuming that any options held by such person have been exercised.
(2) Includes options to purchase an additional 400,000 shares owned beneficially by A.W. Dugan.
(3)     Includes  options to purchase 5,000 shares owned by Michael Branstetter.


     EXECUTIVE AND DIRECTOR COMPENSATION EXECUTIVE AND DIRECTOR COMPENSATION

     The officers and directors will not receive any compensation from Planet during the current fiscal year.


         THE PLANET STOCK INCENTIVE PLAN THE PLANET STOCK INCENTIVE PLAN

     Planet has adopted a stock incentive plan to provide deferred stock incentives to key employees and directors of Planet and its subsidiaries who contribute significantly to the long-term performance and growth of Planet.

GENERAL PROVISIONS OF THE STOCK INCENTIVE PLAN General provisions of the stock incentive plan

     The stock incentive plan will be administered by the board of directors or a committee of the board of directors duly authorized and given authority by the board of directors to administer the stock incentive plan. The board will have exclusive authority to administer the stock incentive plan including without limitation, to select the employees to be granted awards under the stock incentive plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the stock incentive plan. The board will be authorized to establish, amend and rescind any rules and regulations relating to the stock incentive plan as may be necessary for efficient administration of the stock incentive plan. Any board action will require a majority vote of the members of the board.

     Three types of awards are available under the stock incentive plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights and (iii) restricted stock. An aggregate of two million five hundred thousand shares of Planet common stock may be issued pursuant to the stock incentive plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization of Planet.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS Stock options and stock appreciation rights

     Stock options are rights to purchase shares of Planet common stock. Stock appreciation rights are rights to receive, without payment to Planet, cash and/or shares of Planet common stock in lieu of the purchase of shares of Planet common stock under the stock option to which the stock appreciation right is attached. The board may grant stock options in its discretion under the stock incentive plan. The option price shall be determined by the board at the time the option is granted and shall not be less than the par value of such shares.

     The board may, in its discretion, attach a stock appreciation right to an option awarded under the stock incentive plan. A stock appreciation right in exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each Planet share under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Planet common stock exceeds the option exercise price for that Planet share. A holder of a stock appreciation right may receive cash, Planet common stock or a combination of both upon surrendering to Planet the unexercised option to which the stock appreciation right is attached. Planet must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Planet common stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for the Planet shares.

RESTRICTED  STOCK  Restricted  stock

     The board may in its discretion award Planet common stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the stock incentive plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the board, from the date on which the award is granted. Planet will have the option to repurchase the shares of restricted Planet common stock at such price as the board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the board shall establish when the restricted stock award is granted. Planet may also exercise its option to repurchase the restricted Planet common stock if prior to the expiration of the restricted period, the participant has not paid to Planet amounts required to be withhold pursuant to federal, state or local income tax laws. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the board may impose.

TAX  INFORMATION  Tax  information

     A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of the Planet common stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by Planet. The disposition of Planet shares acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     If an incentive option is exercised through the use of Planet common stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Planet shares and thus no gain or loss will be recognized with respect to such Planet shares upon exercise. However, if the previously owned Planet shares were acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for those Planet shares were not satisfied at the time the previously owned Planet shares were used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Planet shares resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

     The amount of any cash or the fair market value of any Planet common stock received upon the exercise of stock appreciation rights under the stock incentive plan will be subject to ordinary income tax in the year of receipt and Planet will be entitled to a deduction for such amount. However, if the holder receives Planet common stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of ordinary income and deduction will be measured at the time such restrictions lapse.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CERTAIN RELATIONSHIPS AND RELATED
                                  TRANSACTIONS

PLANET  COMMON  STOCK  OPTIONS  Planet  common  stock  options

On July 28, 1994 Internet Law granted five (5) year options to purchase 645,000 shares of common stock at a price of $0.15 per share. During fiscal 1996, 240,000 of the options were exercised by Houston Resources Corporation, a corporate entity owned by a trust for the benefit of the family of A.W. Dugan. As of the distribution record date 405,000 options are outstanding.

OFFICE  SPACE AND ADMINISTRATIVE SUPPORT Office space and administrative support

     One or more corporations controlled by A.W. Dugan provides office space and the necessary administrative and clerical support for the corporate affairs of Planet without any cost to Planet.


     DESCRIPTION OF PLANET CAPITAL STOCK DESCRIPTION OF PLANET CAPITAL STOCK

AUTHORIZED  CAPITAL  STOCK  Authorized  capital  stock

     The certificate of incorporation grants Planet the authority to issue 26,000,000 shares of capital stock, of which 25,000,000 are common stock, par value $.001 per share, and 1,000,000 are preferred stock, par value $.001 per share. At June 30, 1999, Planet had outstanding 1,000 shares of Planet common stock, all of which are currently held by Internet Law.

PLANET  PREFERRED  STOCK  Planet  preferred  stock

Under Planet's certificate of incorporation, Planet's board of directors may from time to time establish and issue one or more series of preferred stock and fix the designations, powers, preferences and rights of the shares of such series and the qualification, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of Planet preferred stock.

PLANET  COMMON  STOCK  Planet  common  stock

     Holders of Planet common stock are entitled to receive such dividends as are declared by the board of directors, subject to the preference of any outstanding Planet preferred stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. However, Planet has no present intention of paying any dividends. There is no cumulative voting for the election of directors and Planet common stock does not have any preemptive rights. Upon liquidation of Planet, holders of Planet common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding Planet preferred stock. Payment and declaration of dividends on Planet common stock and purchases of shares thereof by Planet will be subject to restrictions if Planet fails to pay dividends on any series of Planet preferred stock ranking prior to Planet common stock as to the payment of dividends.

The registrar and transfer agent for Planet common stock is Atlas Stock Transfer Corporation.

PLANET  COMMON  STOCK  OPTIONS  Planet  common  stock  options

As of the distribution record date we have authorized the issuance of 405,000 options each to purchase one share of common stock at a price of $.15 per share at any time up to December 31, 2004.

DEFENSES  AGAINST  HOSTILE  TAKEOVERSDefenses  against  hostile  takeovers

     Introduction. IntroductionWhile the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of Planet's certificate of incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects. Copies of the certificate of incorporation and by-laws are included as an exhibit to the registration statement of which this prospectus is a part.

     In general, the anti-takeover provisions in Delaware law and Planet's certificate of incorporation are designed to minimize Planet's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by Planet's board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Planet or a tender offer for all of Planet's capital stock. However, to the extent these provisions successfully discourage the acquisition of control of Planet or tender offers for all or part of Planet's capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Planet's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price.

     Authorized shares of capital stock. Authorized shares of capital stock Planet's certificate of incorporation authorizes the issuance of up to 1,000,000 shares of serial preferred stock. Shares of Planet's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock, could represent additional capital stock required to be purchased by an acquiror. The certificate of incorporation authorizes the issuance of up to 25,000,000 common shares. Issuance of such additional shares may dilute the voting interest of Planet's stockholders. If the board of directors of Planet determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder meetings. Stockholder meetingsDelaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws. Planet's certificate of incorporation provides that annual stockholder meetings may be called only by Planet's board of directors or a duly designated committee of the board. Although Planet believes that this provision will discourage stockholder attempts to disrupt the business of Planet between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of Planet between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. Planet's certificate of incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified board of directors and removal of directors. Classified board of directors and removal of directors Planet's certificate of incorporation provides that Planet's board of directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified board of directors could make it more difficult for stockholders, including those holding a majority of Planet's outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of Planet's certificate of incorporation classifying the board, all of the directors would be elected each year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered board of directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     Restriction of maximum number of directors and filling vacancies on the board of directors. Restriction of maximum number of directors and filing vacancies on the board of directorsDelaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's by-laws, unless it is set by the corporation's certificate of incorporation. Planet's certificate of incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with Planet by-laws. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of Planet through an increase in the number of Planet's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder vote required to approve business combinations with related persons. Stockholder vote required to approve business combinations with related personsPlanet's certificate of incorporation generally requires the approval of the holders of 75% of Planet's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of Planet's board of directors who were directors prior to the time when the related person became a related person. The supermajority stockholder vote requirements under the Delaware Certificate and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of Planet's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of Planet's stockholders

     Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetings. Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetingsPlanet's certificate of incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by Planet and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Supermajority voting requirement for amendment of certain provisions of the certificate of incorporation. Supermajority voting requirement for amendment of certain provisions of the certificate of incorporationPlanet's certificate of incorporation provides that specified provisions contained in the certificate of incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the certificate of incorporation. Specific provisions subject to the supermajority vote requirement are

          Article XIII, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings,

          Article IX, requiring written notice to Planet of nominations for the election of directors and new business proposals,

          Article  X,  governing  the  number  and  terms of Planet's directors,

          Article  XI,  governing  the  removal  of  directors,

          Article XII, governing approval of business combinations involving related persons,

          Article XIII, relating to the consideration of various factors in the evaluation of business combinations,

          Article XIV, providing for indemnification of directors, officers, employees and agents,

          Article  XV,  limiting  directors'  liability,  and

          Articles XVI and XVII, governing the required stockholder vote for amending the by-laws and certificate of incorporation, respectively. Article XVII is intended to prevent the holders of less than 75% of Planet's outstanding voting stock from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of Planet's voting stock to prevent amendments to the certificate of incorporation or by-laws even if they were favored by the holders of a majority of the voting stock.


         SHARES ELIGIBLE FOR FUTURE SALE SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the distribution, Planet will have an estimated 1,605,818 shares of common stock outstanding held beneficially by approximately 1,449 persons, all of which will be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of Planet, which will be subject to the limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, persons who may be deemed affiliates of Planet, as that term is defined in the Securities Act would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1,605,818 shares immediately after the distribution, one percent of the then outstanding shares of Planet common stock or the average weekly trading volume during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about Planet. Following the distribution, 405,000 shares of Planet common stock will be issuable upon the exercise of options held by directors of Planet.


                           LEGAL MATTERS LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for Planet by Sonfield & Sonfield, Houston, Texas.


                                 EXPERTS EXPERTS

     The financial statements of Planet Resources, Inc. as of June 30, 1999, appearing in this prospectus have been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The audit of the financial statements does not include any of the information contained in the accompanying registration statement and prospectus.


     WHERE YOU CAN FIND MORE INFORMATIONWHERE YOU CAN FIND MORE INFORMATION

     Planet intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

     Planet has filed a registration statement with the Securities Exchange Commission under the Securities Act with respect to the shares registered hereby. This Prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to Planet Resources, Inc. and Planet common stock, investors should read the registration statement, including the exhibits included with it. Statements in this Prospectus about the contents of any contract or any other document are not necessarily complete; investors should read such contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Planet will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

                                      F - 9


           INDEX TO FINANCIAL STATEMENTS INDEX TO FINANCIAL STATEMENTS



Report of Harper & Pearson Company, Independent Auditors . . . . . .  F-2
Balance Sheet at June 30, 1999 . . . . . . . . . . . . . . . . . . .  F-3
Statement of Operations for the Period Ended June 30, 1999 . . . . .  F-4
Statement of Stockholder's Equity for the Period Ended June 30, 1999  F-5
Statement of Cash Flows for the Period Ended June 30, 1999 . . . . .  F-6
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .  F-7-9

                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Shareholder
Planet  Resources,  Inc.
Houston,  Texas


We  have  audited  the  accompanying  balance  sheet  of  Planet Resources, Inc.
(formerly New Planet Resources, Inc.) as of June 30, 1999, and the related statements of operations, changes in stockholder's equity and cash flows for the period March 25, 1999 through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planet Resources, Inc. at June 30, 1999, and the results of its operations and its cash flows for the period March 25, 1999 through June 30, 1999 in conformity with generally accepted accounting principles.





/s/HARPER  &  PEARSON  COMPANY








Houston,  Texas
August  3,  1999

                             PLANET RESOURCES, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999





                                     ASSETS
                                     ------



CURRENT ASSETS
Cash . . . . . . . . . . . . . . . . . . . . . . . .  $  32,515
                                                      ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . .  $  32,515
                                                      ==========


LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
Preferred stock - par value $.001; 1,000,000 shares
  authorized, none issued or outstanding . . . . . .  $     -0-
Common stock - par value $.001; 25,000,000 shares
  authorized, 1,000 shares issued and outstanding. .          1
Additional paid-in capital . . . . . . . . . . . . .     36,274
Retained earnings (deficit). . . . . . . . . . . . .     (3,760)
                                                      ----------

Total stockholder's equity . . . . . . . . . . . . .     32,515
                                                      ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY . . . . .  $  32,515
                                                      ==========



















See accompanying note.


PLANET  RESOURCES,  INC.
STATEMENT  OF  OPERATIONS
FOR  THE  PERIOD  MARCH  25,  1999  THROUGH  JUNE  30,  1999




REVENUE . . . . . . . . . . . . . .  $          -0-
                                     ---------------


EXPENSES
Professional fees . . . . . . . . .           3,581
Other . . . . . . . . . . . . . . .             179
                                     ---------------

Total expenses. . . . . . . . . . .           3,760
                                     ---------------


NET LOSS. . . . . . . . . . . . . .  $       (3,760)
                                     ===============


BASIC LOSS PER SHARE OUTSTANDING. .  $        (3.76)
                                     ===============


WEIGHTED AVERAGE SHARES OUTSTANDING           1,000
                                     ===============





























See  accompanying  note.


PLANET  RESOURCES,  INC.
STATEMENT  OF  STOCKHOLDER'S  EQUITY
FOR  THE  PERIOD  MARCH  25,  1999  THROUGH  JUNE  30,  1999





                           Number     Additional     Retained
                          of Shares     Common       Paid-In     Earnings
                           Issued        Stock       Capital    (Deficit)      Total
                          ---------  -------------  ----------  ----------  -----------

BALANCES, MARCH 25, 1999        -0-  $         -0-  $      -0-  $     -0-   $      -0-


SHARES ISSUED FOR CASH .      1,000              1      36,274        -0-       36,275


NET LOSS . . . . . . . .        -0-            -0-         -0-     (3,760)      (3,760)
                          ---------  -------------  ----------  ----------  -----------


BALANCES, JUNE 30, 1999.      1,000  $           1  $   36,274  $  (3,760)  $   32,515
                          =========  =============  ==========  ==========  ===========
































See  accompanying  note.


PLANET  RESOURCES,  INC.
STATEMENT  OF  CASH  FLOWS
FOR  THE  PERIOD  MARCH  25,  1999  THROUGH  JUNE  30,  1999






CASH FLOWS FROM OPERATING ACTIVITIES
Net loss. . . . . . . . . . . . . . . . . .  $  (3,760)
                                             ----------

Cash used by operating activities . . . . .     (3,760)
                                             ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock.     36,275
                                             ----------

      Cash provided by financing activities     36,275
                                             ----------

NET INCREASE IN CASH. . . . . . . . . . . .     32,515

CASH AT BEGINNING OF PERIOD . . . . . . . .        -0-
                                             ----------

CASH AT END OF PERIOD . . . . . . . . . . .  $  32,515
                                             ==========































See  accompanying  note.

                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 1999


1.     ORGANIZATION  AND  BUSINESS

Planet Resources, Inc. ("Planet") (formerly New Planet Resources, Inc.) was incorporated in the State of Delaware on March 26, 1999, as a wholly owned subsidiary of Internet Law Library, Inc. ("Internet Law") (formerly Planet
Resources, Inc.) ("Old Planet"). Planet was formed in connection with the execution of an Agreement and Plan of Distribution (the 'Distribution Agreement') by and between Internet Law and Planet dated March 25, 1999. Under the Distribution Agreement, Internet Law will transfer all of its mineral properties to Planet and shares and options of Planet will be distributed to the Internet Law stockholders in a tax-free spin-off accounted for as a pooling of interest. Effective March 30, 1999, Old Planet acquired National Law Library ("National Law") through a tax free exchange of shares of common stock of National Law for Internet Law common shares ("Acquisition"), all as contemplated by an Agreement and Plan of Reorganization dated March 25, 1999 ("Acquisition Agreement").

Effective July 8, 1999, Old Planet changed its corporate name to Internet Law Library, Inc. and effective July 15, 1999, New Planet Resources, Inc. changed its corporate name to Planet Resources, Inc.

Planet intends to become a public company upon the effectiveness of a registration statement, and will continue the business of Old Planet. The Distribution Agreement provides that the Distribution is subject to customary regulatory approvals and the receipt of an opinion of counsel concerning the tax-free nature of the transaction. For accounting and financial reporting purposes, such transactions will be treated as the spin-off of the mineral properties and a reorganization/recapitalization of Internet Law into Planet since Planet will continue the Internet Law (Old Planet) business. No gain will be recognized as a result of the spin-off for the difference between the market value of the Internet Law shares received and the carrying value of the mineral properties. In addition, since the former National Law stockholders will own a majority of the outstanding shares of Planet after the Acquisition, the Acquisition transaction will be accounted for as a reverse acquisition by National Law.

Planet has no commercial operations although management is evaluating various future operating strategies, including the merger of Planet with operating entities. Planet has incurred minimal expenses for professional and other costs which have been reflected on the accompanying Statement Of Operations. The lease with HECLA Mining Company relating to Planet's mineral rights has been terminated.

2.     PROFORMA  EFFECTS  OF  DISTRIBUTION  AGREEMENT

The following table reflects the current financial position of Planet as reflected on the accompanying balance sheet and the proforma effects on Planet's financial position following the execution of the Distribution Agreement. Upon completion of the Distribution, there will be a total of 1,605,818 shares of Planet Stock outstanding and 405,000 options each to purchase one share of Planet Common Stock for a price of $.15 per share. Shares of the Company's Common Stock have been reserved for issuance upon exercise of Planet Options. The Company has adopted a Stock Incentive Plan and has reserved 2,500,000 shares of the Company's Common Stock under the Plan.




                                                                    Actual     Proforma
                                                                  ----------  ----------
ASSETS
----------------------------------------------------------------
CURRENT ASSETS
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  32,515   $  32,515
                                                                  ----------  ----------

Total current assets . . . . . . . . . . . . . . . . . . . . . .     32,515      32,515
                                                                  ----------  ----------

PROPERTY
Mineral rights . . . . . . . . . . . . . . . . . . . . . . . . .        -0-      10,000
Depreciable property . . . . . . . . . . . . . . . . . . . . . .        -0-      15,963
                                                                  ----------  ----------

                                                                        -0-      25,963
Accumulated depreciation . . . . . . . . . . . . . . . . . . . .        -0-      15,963
                                                                  ----------  ----------

Net property . . . . . . . . . . . . . . . . . . . . . . . . . .        -0-      10,000
                                                                  ----------  ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  $  32,515   $  42,515
                                                                  ==========  ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
Preferred stock - par value $.001; 1,000,000 shares
  authorized, none issued or outstanding . . . . . . . . . . . .  $     -0-   $     -0-
Common stock - par value $.001; 25,000,000 shares
  authorized, 1,000 and 1,605,147 shares issued and outstanding.          1       1,605
Additional paid-in capital . . . . . . . . . . . . . . . . . . .     36,274      44,670
Retained earnings (deficit). . . . . . . . . . . . . . . . . . .     (3,760)     (3,760)
                                                                  ----------  ----------

Total stockholder's equity . . . . . . . . . . . . . . . . . . .     32,515      42,515
                                                                  ----------  ----------

TOTAL LIABILITIES AND
        STOCKHOLDER'S EQUITY . . . . . . . . . . . . . . . . . .  $  32,515   $  42,515
                                                                  ==========  ==========



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES FOR PROFORMA EFFECTS OF DISTRIBUTION AGREEMENT

(a)     Estimates  -  The preparation of financial statements in conformity with
        ---------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)     Equipment  and  Leasehold  Improvements  -  The  costs  of equipment and
        ---------------------------------------
leasehold improvements are capitalized and charged to earnings utilizing the straight-line method of depreciation, with useful lives ranging from three to ten years. The costs of routine maintenance are charged to earnings as incurred. When assets are sold or retired, any resulting gain or loss is reflected in operations.

(c)     Realization  of  the  Carrying  Cost  of Mining Property and Exploration
        ------------------------------------------------------------------------
Costs  - Following termination of the Hecla lease agreement in January 1992, the
    -
Board of Directors wrote down the mineral rights and capitalized exploration costs to their best estimate of their net realizable value of $10,000. The ultimate realization of Planet's carrying costs in these assets is dependent upon the discovery and the ability of Planet to finance successful exploration and development of commercial ore deposits, if any, in the mining properties in sufficient quantity for Planet to recover its recorded value.

(d)     Basic  Loss Per Share - Basis loss per share of common stock is based on
        ---------------------
the  weighted  average  number  of  shares  outstanding  during  the  period.

4.     PROPERTY  -  MINERAL  RIGHTS  AND  LEASES

(a) Planet is the owner of subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. The acquisition of such mineral rights was completed in November 1985.

     (b)     Leases
             ------

Planet entered into an agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 3, 1971), whereby Planet, as lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of the Osburn Fault for a period of 25 years. The City, as lessor, will receive 20% of all royalty payments or other consideration received by Planet from Hecla. In the event Planet enters into a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been received or paid on "City Property' south of the fault.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the Delaware General Corporation Law applies to Planet and the relevant portion of the Delaware General Corporation Law provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Planet's certificate of incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to Planet or its stockholders to the fullest extent permitted by the Delaware General
Corporation Law, as amended. Specifically, no director of Planet will be personally liable to Planet or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the Delaware General Corporation Law for liability: (i) for any breach of the director's duty of loyalty to Planet or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in Planet's certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited Planet and its stockholders.

     Under Planet's certificate of incorporation and in accordance with Section 145 of the Delaware General Corporation Law, Planet will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of Planet) by reason of the fact that such person was or is a director or officer of Planet, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Planet, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Planet, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. Planet will indemnify, pursuant to the standard enumerated in Section 145 of the Delaware General Corporation Law, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of Planet.

     The certificate of incorporation of Planet provides that Planet may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such indemnified person agrees to reimburse Planet if it is ultimately determined that such person is not entitled to indemnification. Planet's certificate of incorporation also allows Planet, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of Planet has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition Planet may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Planet or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Planet would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware General Corporation Law. Planet maintains insurance for the benefit of Planet's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, Planet has entered into indemnification agreements with each of the Directors of Planet, which, among other things, provides that Planet will indemnify such Directors to the fullest extent permitted by Planet's certificate of incorporation and the Delaware General Corporation Law and will advance expenses of defending claims against such Directors.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.


     The estimated expenses payable by Planet in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration and Filing Fee  $38,000
Legal Fees and Expenses*. . . .   25,000
Accounting Fees and Expenses*..    5,000
Financial Printing*.. . . . . .    2,000
Transfer Agent Fees*. . . . . .    1,500
Blue Sky Fees and Expenses*.. .    3,000
Miscellaneous*. . . . . . . . .    3,461
                                 -------

  TOTAL . . . . . . . . . . . .  $77,961
                                 =======
* Estimated



ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On March 26, 1999, Planet issued 1,000 shares of common stock to Internet Law Library, Inc., a Delaware corporation for the cash sum of $1,000 in reliance on the exemption from registration in Section 4(2) of the Securities Act.

     On March 30, 1999, Internet Law issued 7,000,000 shares of common stock to the shareholders of National Law Library, inc. (in exchange for 100% of the capital stock of National Law Library, Inc.) in a reverse acquisition in reliance on the exemption from registration in Section 4(2) of the securities Act.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.


Exhibit  No.     Description  of  Document
-----------      -------------------------


  1.1    Agreement and Plan of Distribution*
  3.1    Certification of Incorporation**
3.1.1    Amendment of Certificate of Incorporation changing name from New Planet to Planet.*
  3.2    By-Laws**
  4.1    Common Stock Option Agreement*
  4.2    Form of Common Stock Option Certificate (included as an exhibit to Exhibit 4.1)*
  4.3    Form of Common Stock Certificate**
  5.1    Opinion of Sonfield & Sonfield*
  8.1    Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).*
 10.1    Planet Incentive Stock Option Plan**
 10.2    Indemnification Agreement between Planet and A.W. Dugan**
 10.3    Indemnification Agreement between Planet and Jacque N. York**
 10.4    Indemnification Agreement between Planet and Michael K. Branstetter**
 10.5    Indemnification Agreement between Planet and Danyel Owens**
 10.6    Indemnification Agreement between Planet and Internet Law Library, Inc. under its former name*
 10.7    Lease Agreement with City of Mullan, Idaho (included as an exhibit to Exhibit 10.8)*
 10.8    Form of Assignment of Mineral Lease*
 10.9    Form of Mineral Deed*
 23.1    Consent of Harper & Pearson Company*
 23.2    Consent of Sonfield & Sonfield (contained in such firm's opinion filed as Exhibit 5.1)*
 27.1    Financial Data Schedule*



________________________
*          Filed  herewith
**   Previously  filed

ITEM  28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The  undersigned  Registrant  also  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  also  undertakes  that  it  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment number 1 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the ____ day of August, 1999.

PLANET  RESOURCES,  INC.



By:
       A.W.  Dugan,  Chief  Executive  Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.





 A.W.  Dugan,  Chief Executive Officer,                Jacque N. York, Secretary
and  Director
     Chief  Financial  Officer,  Chief  Accounting
          Officer  and  Director

                                     II - 7
                                  EXHIBIT INDEX




Exhibit  No.     Description  of  Document
-----------      -------------------------


  1.1    Agreement and Plan of Distribution*
  3.1    Certification of Incorporation**
3.1.1    Amendment of Certificate of Incorporation changing name from New Planet to Planet.*
  3.2    By-Laws**
  4.1    Common Stock Option Agreement*
  4.2    Form of Common Stock Option Certificate (included as an exhibit to Exhibit 4.1)*
  4.3    Form of Common Stock Certificate**
  5.1    Opinion of Sonfield & Sonfield*
  8.1    Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).*
 10.1    Planet Incentive Stock Option Plan**
 10.2    Indemnification Agreement between Planet and A.W. Dugan**
 10.3    Indemnification Agreement between Planet and Jacque N. York**
 10.4    Indemnification Agreement between Planet and Michael K. Branstetter**
 10.5    Indemnification Agreement between Planet and Danyel Owens**
 10.6    Indemnification Agreement between Planet and Internet Law Library, Inc. under its former name*
 10.7    Lease Agreement with City of Mullan, Idaho (included as an exhibit to Exhibit 10.8)*
 10.8    Form of Assignment of Mineral Lease*
 10.9    Form of Mineral Deed*
 23.1    Consent of Harper & Pearson Company*
 23.2    Consent of Sonfield & Sonfield (contained in such firm's opinion filed as Exhibit 5.1)*
 27.1    Financial Data Schedule*



________________________
*          Filed  herewith
**   Previously  filed

                              Exhibit 1.1 - Page 14
                                   EXHIBIT 1.1


                       AGREEMENT AND PLAN OF DISTRIBUTION

     THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Distribution Agreement") dated as of March 25, 1999 by and among Planet Resources, Inc., a Delaware corporation ("Planet"), New Planet Resources, Inc., a Delaware corporation ("New Planet") and National Law Library, Inc., a Texas corporation ("National").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet;

     WHEREAS, immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition, Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock;

     WHEREAS, Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and

     WHEREAS, the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet.

     NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:


                                    ARTICLE I
DEFINITIONS

     SECTION 1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Action shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

          Agreement: This Agreement and Plan of Distribution as amended or supplemented from time to time.

     Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the Documents.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

     Commission:  The  Securities  and  Exchange  Commission.

Distribution Date: The date selected by New Planet to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

     Distribution  Record  Date:   shall  mean  such  date  as  may hereafter be
determined by Planet's Board of Directors as the record date for determining the stockholders of Planet entitled to receive the Distribution Shares.

     Distribution Shares: Common voting shares of New Planet, par value $.001, issued to Planet pursuant to the provisions of Section 2.3(a).

     Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

     Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Effective Date: The date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Effective Time: The time on the Effective Date when the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

     Mineral  Properties  shall  mean  the  following:

          (a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

               (b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

     NASD:  The  National  Association  of  Securities  Dealers,  Inc.

     Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

     Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

     Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

     RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

     Registration  Expenses:  See  Section  5.2  hereof.

     Registration Statement: Any registration statement of New Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

     Restricted Securities: The Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof.

     Rules  and  Regulations:  The  rules  and  regulations  of  the Commission.

     Securities: New Planet's common stock, $.001 par value, to be issued by New Planet.

     Securities  Act:  The Securities Act of 1933, as amended from time to time.

     Shelf  Registration:  See  Section  3(a)  hereof.

     Term:  The  duration  of  this  Agreement  specified  in  Section  2.1.

     Transfer Agent: shall mean Continental Stock Transfer and Trust Company, and its successors and assigns.

SECTION 1.2 REFERENCES; INTERPRETATION. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement and Plan of Distribution, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement and Plan of Distribution.


                                   ARTICLE II
                 DISTRIBUTION, OTHER TRANSACTIONS AND COVENANTS

     SECTION  2.1  TRANSFER  OF  ASSETS  AND  DISTRIBUTION  OF  SECURITIES.

     (a) On or prior to the Distribution Date, New Planet shall issue to Planet, in exchange for the contribution to New Planet of the Mineral Properties, such number of shares of New Planet Common Stock and options to purchase Common Stock as shall be required to effect the Distribution. In connection therewith, Planet shall deliver to New Planet for cancellation any share certificates currently held by Planet representing shares of New Planet Common Stock.

          (b) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the certificates representing the shares of New Planet Common Stock and options to purchase New Planet Common Stock issued to Planet by New Planet pursuant to Section 2.1(a), and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such New Planet Common Stock and New Planet options to holders of record of shares of Planet Common Stock and options of Planet Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. New Planet shall provide all certificates that the Transfer Agent shall require in order to effect the Distribution.

     (c)  On  or  prior  to  the  date  of filing of the New Planet Registration
Document with the Commission, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and By-laws filed or to be filed by New Planet with the Commission.

(d) On or prior to the Distribution Date, Planet, as the sole stockholder of New Planet, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of New Planet, the individuals to be identified in the Information Statement as directors of New Planet, effective upon the Distribution, and (ii) shall have caused the directors of New Planet to elect as officers of New Planet the individuals to be identified in the Information Statement as the officers of New Planet, effective upon the Distribution.

     SECTION 2.2 ASSUMPTIONS OF LIABILITIES New Planet shall assume, pay, perform and discharge any and all liabilities, costs or expenses related to the Mineral Properties, Environmental Laws and Orders, CERCLA, or RCRA.

     SECTION  2.3  POST-DISTRIBUTION  TRANSACTIONS

(a) On or prior to the Distribution Date, Planet will take the necessary corporate action to change its name to National Law Library, Inc., or such other name as may be selected by the Board of Directors and a majority of the shareholders of Planet. Immediately after the change of corporate name by Planet, New Planet shall take the necessary corporate action to change its name to Planet Resources, Inc.

(b) Planet and New Planet shall use their respective reasonable best efforts to qualify the New Planet Common Stock and options to purchase New Planet Common Stock issued pursuant to the Distribution for quotation on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.


                                   ARTICLE III
                                 INDEMNIFICATION

     SECTION 3.1 INDEMNIFICATION BY NEW PLANET Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or
(c)  any  Planet  Liabilities.

     SECTION  3.2  PROCEDURES  FOR  INDEMNIFICATION.

     (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

(c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     SECTION  3.3  INDEMNIFICATION  PAYMENTS.  Indemnification  required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION  3.4  INDEMNITIES.  .  The  obligations  of  New  Planet under this
Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.


                                   ARTICLE IV
                                THE DISTRIBUTION

     SECTION  4.1  ISSUANCE,  SALE  AND  DELIVERY  OF  THE  SHARES.

     (a) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Planet on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. New Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

     (b) The Parties hereto represent that at the Distribution Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

     (c) New Planet will give irrevocable instructions to its Transfer Agent to deliver to Planet (at New Planet's expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders' list will be furnished by New Planet when requested by Planet.

     SECTION 4.2 CONDITIONS TO THE DISTRIBUTION Planet's obligation to effect the distribution hereunder, shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of New Planet herein contained, to the performance by New Planet of all its agreements herein contained, to the fulfillment of or compliance by New Planet with all covenants and conditions hereof, and to the following additional conditions:

     (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Planet shall have reasonably objected, in writing.

     (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

     (c) Planet shall not have disclosed in writing to New Planet that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to Planet, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (d) Between the date hereof and each Distribution Date, New Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

     (e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of New Planet threatened against New Planet and there shall be no proceeding instituted or to the knowledge of New Planet threatened against New Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of New Planet.

     (f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) New Planet (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, New Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of New Planet shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

     (g) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to Planet.

     (h) New Planet shall have furnished to Planet the opinion, dated the first Distribution Date, addressed to Planet, or its counsel that:

     (i) New Planet has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and New Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of New Planet.

     (ii) The Distribution Shares, and the outstanding Common Stock of New Planet, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of New Planet has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

     (iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

     (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which New Planet is a party, or in which property of New Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

     (v) Based upon New Planet's representations, New Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

     (vi) The Agreement has been duly authorized and executed by New Planet and is a valid and binding agreement of New Planet, except no opinion need be given regarding contribution and indemnification under Article VI and enforceability under laws affecting creditors' rights.

     (vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and (k) of Section 3.1 hereof are true and correct.

     Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as Planet shall reasonably request.

     At any Distribution Date, subsequent to the first Distribution Date, New Planet shall have furnished to Planet the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this
Section  4.2  (h).

     (i) New Planet shall have furnished to Planet a certificate of the President and the Treasurer of New Planet, dated as of the first Distribution
Date,  to  the  effect  that:

     (i) The representations and warranties of New Planet in this Agreement are true and correct at and as of such Distribution Date, and New Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

     (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

     (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

     (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of New Planet and (B) New Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

     At any Distribution Date, subsequent to the first Distribution Date, you shall be furnished a letter from the President and Treasurer of New Planet, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution Date pursuant to this
Section  4.2(i).

     (j) New Planet shall have furnished to Planet at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as Planet may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of New Planet herein; as to the performance by New Planet of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

     All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to Planet, whose approval shall not be unreasonably withheld. Planet reserves the right to waive any of the conditions herein set forth.


                                    ARTICLE V
                        REGISTRATION OF NEW PLANET SHARES

     SECTION 5.1 REGISTRATION PROCEDURES. New Planet will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto New Planet will as expeditiously as possible:

     (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, New Planet will furnish to Planet copies of all such documents proposed to be filed, and New Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Planet shall reasonably object;

     (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

     (c) Notify Planet promptly, and (if requested by Planet) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by New Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) If requested by Planet, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Planet requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

     (f) Furnish to Planet, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) Deliver to Planet without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; New Planet consents to the use of the Prospectus or any amendment or supplement thereto by Planet in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

     (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with Planet and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that New Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) Cooperate with Planet to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Planet or Planets may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Planet;

     (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Planet to consummate the distribution of such Distribution Shares;

     (k) Upon the occurrence of any event contemplated by subparagraph (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by New Planet are then listed if requested by Planet or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

     (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

     (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.

     New Planet may require Planet to furnish to New Planet such information regarding the distribution of the Distribution Shares as New Planet may from time to time reasonably request in writing.

     Planet agrees by acquisition of the Distribution Shares that, upon receipt of any notice from New Planet of the happening of any event of the kind described in Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section
5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the "Advice") by New Planet that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by New Planet, Planet will deliver to New Planet (at New Planet's expense) all copies, other than permanent file copies then in possession or control of Planet at the time of receipt of such notice.

     SECTION 5.2 REGISTRATION EXPENSES All expenses incident to New Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Planet may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for New Planet and of all independent certified public accountants of New Planet securities acts liability insurance if New Planet so desires and fees and expenses of other Persons retained by New Planet (all such expenses being herein called "Registration Expenses") will be borne by New Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. New Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by New Planet.


                                   ARTICLE VI
                               DISPUTE RESOLUTION

     SECTION 6.1 AGREEMENT AND PLAN OF DISTRIBUTION DISPUTES. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     SECTION 6.2 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     SECTION 6.3 FINAL AND BINDING AWARDS Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     SECTION 6.4 COSTS OF ARBITRATION. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     SECTION  6.5  SETTLEMENT  BY  MUTUAL AGREEMENT.   Nothing contained in this
Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                                   SECTION VII
                                  MISCELLANEOUS

     SECTION 7.1 NO INCONSISTENT AGREEMENTS. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

     SECTION 7.2 SURVIVAL OF OBLIGATIONS. The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

     SECTION 7.3 SEVERABILITY. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     SECTION 7.4 ENTIRE AGREEMENT, AMENDMENT. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.


SECTION  7.5  NOTICES.   All  notices  and  other  communications  provided  for  or permitted  hereunder shall be made in writing and shall be deemed to have duly given if  delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier,  or  air  courier  guaranteeing  overnight  delivery  as  follows:


TO NEW PLANET:. . . . . . . . . . . . . .  TO PLANET

New Planet Resources, Inc.. . . . . . . .  Planet Resources, Inc.
1415 Louisiana, Suite 3100. . . . . . . .  One Park Ten Place, Suite 200
Houston, Texas 77002. . . . . . . . . . .  Houston, Texas 77084
Attn: A.W. Dugan, President . . . . . . .  Attn: Hunter M.A. Carr, President

WITH AN ADDITIONAL COPY BY LIKE MEANS TO:  WITH AN ADDITIONAL COPY BY LIKE MEANS TO:

Sonfield & Sonfield . . . . . . . . . . .  Planet Resources, Inc.
770 South Post Oak Lane . . . . . . . . .  One Park Ten Place, Suite 200
Houston, Texas 77056. . . . . . . . . . .  Houston, Texas 77084
Attn: Robert L. Sonfield, Jr., Esq. . . .  Attn: Jonathan C. Gilchrist, Esq.




     and/or to such other persons and addresses as any party shall have specified in writing to the other.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION  7.6  AsSIGNABILITY.   This Agreement shall be assignable by either
party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     SECTION  7.7  GOVERNING  LAW.   This  Agreement  shall  be  governed by and
construed  under  the  laws  of  the  State  of  Delaware.

     SECTION 7.8 WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     SECTION  7.9  HEADING  OF  NO EFFECT.   The paragraph headings contained in
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW  PLANET  RESOURCES,  INC.



By:     /a/A.W.  Dugan
        --------------
        A.W.  Dugan,  President




PLANET  RESOURCES,  INC.



By:     /s/Hunter  M.A.  Carr
        ---------------------
        Hunter  M.A.  Carr,  President

                             Exhibit 3.1.1 - Page 1
                                  EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NEW PLANET RESOURCES, INC.


FIRST:     That  Article  I of the certificate of incorporation be and it hereby is  amended  to  read  as  follows:

          RESOLVED, that the certificate of incorporation of New Planet Resources, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

               The  name  of  the  Corporation  is  Planet  Resources,  Inc.

SECOND:     That  the  amendment  was  duly  adopted  in  accordance  with  the provisions of section 242 of the General Corporation Law of the State of Delaware.


     EXECUTED  this  15th  day  of  July,  1999.




     /s/A.W.  Dugan
     --------------
A.W.  Dugan,  President  and  Majority  Shareholder



     /s/Jacque  N.  York
     -------------------
Jacque  N.  York,  Secretary

                              Exhibit 4.1 - Page 12
                              Exhibit 4.1 - Page 2

                                   EXHIBIT 4.1


                                OPTION AGREEMENT


     THIS OPTION AGREEMENT, dated as of the ___ day of August, 1999, is entered into by and between PLANET RESOURCES, INC., a Delaware corporation (the
"Company")  and  Atlas  Stock  Transfer  Corp.  (the  "Option  Agent").


                              W I T N E S S E T H:

WHEREAS, the Company has authorized the issuance of 405,000 Options, each to purchase one share of the Company's common stock, $.001 par value per share ("Shares"), and

WHEREAS, the Company desires to provide for the issuance of certificates representing the Options ("Options"); and

WHEREAS, the Company desires the Option Agent to act on behalf of the Company, and the Option Agent is willing to act in connection with the issuance, registration, transfer and exchange of Options and the exercise of the Options.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations hereunder of the Company, the holders of Options, and the Option Agent, the parties hereto agree as follows:


                                    SECTION 1
                                   DEFINITIONS

In addition to those terms defined above, as used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

"CORPORATE  OFFICE"

     The office of the Option Agent (or its successor) at which its principal business shall be administered, which office is located at the date hereof at 5899 South State Street, Salt Lake City, Utah 84107.

"EXERCISE  DATE"

     As to any Option, the date on which the Option Agent shall have received both (i) the Option Certificate representing such Option, with the exercise form therefor duly executed by the Registered Holder thereof or his duly authorized attorney (in writing), and (ii) payment in cash, or by check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

"EXERCISE  PRICE"

     The  Exercise  Price  upon  exercise  of  the  Options  is  $.15 per share.

"EXPIRATION  DATE"

     The Expiration Date of the Options shall be 5:00 p.m. (Houston time) on (i) December 31, 2004, or (ii) such later date as the Company may at its option determine.

     If such Expiration Date shall be a holiday in the State of Texas or shall be a day on which banks are authorized to close in Texas, then Expiration Date shall mean 5:00 p.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

"INITIAL  OPTION  EXERCISE  DATE"

     9:00 o'clock a.m. on the day following the first issuance of certificates representing any of the options.


     If such Initial Option Exercise Date shall be a holiday in the State of Texas or shall be a date on which banks are authorized to close in Texas, then Initial Option Exercise Date shall mean 9:00 o'clock a.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

"REGISTERED  HOLDER"

     The person in whose name any certificate representing Options shall be registered on the books maintained by the Option Agent pursuant to Section 6.

"SHARES"

     The shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable upon exercise of the Options.

"STOCK"

     The shares of the Company's capital stock of any class, whether now or thereafter authorized, that has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 25,000,000 authorized shares of the Company's common stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, par value $.001 per share.

"OPTION  AGENT"

     Atlas  Stock  Transfer  Corp.  shall  serve  as  Option  Agent.


                                    SECTION 2
                         OPTIONS AND ISSUANCE OF OPTIONS

2.1.     OPTION

     Each Option shall entitle the Registered Holder of the Option representing such Option to purchase one Share upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

2.2.     EXECUTION  OF  OPTIONS

     Upon execution of this Agreement, Options representing an aggregate of 405,000 Options shall be executed by the Company and delivered to the Option Agent. At its request, additional Option Certificates shall be executed by the Company and delivered to the Option Agent. After certificates representing an aggregate of such number of Options as shall be required in connection with the distribution of the Options, shall have been duly countersigned by the Option Agent and upon written order of the Company signed by its President and by its Secretary, the Options shall be countersigned, issued, and delivered by the Option Agent.

2.3.     DELIVERY  OF  ADDITIONAL  OPTIONS

     From time to time, up to the Expiration Date, the Option Agent shall countersign and deliver stock certificates in required whole number denominations upon the exercise of Options in accordance with this Agreement. From time to time, up to the Expiration Date, the Option Agent shall countersign and deliver Options in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Options shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Option Exercise Date, upon the exercise of any Options pursuant to Section 4, to evidence any unexercised Options held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6, and (iv) those issued pursuant to
Section  7.


                                    SECTION 3
                    FORM AND EXECUTION OF OPTION CERTIFICATES

3.1.     FORM  OF  OPTIONS

     The Options shall be substantially in the form annexed hereto as Exhibit "A" (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Options may be listed, or to conform to usage. The Options shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Options). The Options shall be numbered serially.

3.2.     VALIDITY  OF  SIGNATURES

Options shall be executed on behalf of the Company by its President and by its Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Options shall be manually countersigned by the Option Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who signed a Option ceases to be such officer of the Company before issuance of such Option, or before countersignature by the Option Agent and issuance and delivery thereof, such Option may nevertheless be countersigned by the Option Agent, and issued and delivered with the same force and effect as though the person who signed such Option had not ceased to be such officer of the Company.


                                    SECTION 4
                                    EXERCISE

4.1.     EXERCISE  PROCEDURES

Each Option may be exercised at any time on or after the Initial Option Exercise Date, but not after the Expiration Date, as appropriate, upon the terms and subject to the conditions set forth herein and in the applicable Option. A Option shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder thereof with respect to such number of Shares as shall equal the aggregate number of full Shares issuable upon such exercise. As soon as practicable on or after the Exercise Date, and in conformity with usual practices respecting such conduct, the Option Agent (on behalf of the Company) shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise. Upon the exercise of any Option, the Option Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise, and shall deposit promptly in the Company's bank account upon receipt therefor the dollar amount equal to the Exercise Price multiplied by the number of Shares for which notice of exercise has been received.

4.2.     NO  FRACTIONAL  SHARES

     Notwithstanding that the number of Shares purchasable upon the exercise of a Option is adjusted pursuant to Section 8 of this Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of the Options or to distribute Shares certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be returned to exercising registered holders of the Options upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

     The holder of a Option by the acceptance thereof expressly waives his right to receive any fractional Option or any fractional Shares upon exercise of a Option.

4.3.     PARTIAL  EXERCISE

In case the registered holder of any Option shall exercise fewer than all of the Options evidenced thereby, a new Option evidencing Options equivalent to the Options remaining unexercised shall be issued by the Option Agent to the registered holder of such Option or to his duly authorized assign, subject to the provisions of this Agreement.


                                    SECTION 5
                RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES

5.1.     RESERVATION  OF  SHARES

The Company covenants that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of Options, such number of Shares as shall then be issuable upon the exercise of all outstanding Options. The Company covenants that all Shares that shall be issuable upon exercise of the Options shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof, and that upon issuance the Company shall use its best efforts to cause such shares to be included for trading on any system or to be listed on each national securities exchange, if any, on which the Company's other outstanding Shares are then listed.

5.2.     GOVERNMENTAL  APPROVALS

If the Shares reserved under this Section require qualification or registration with or approval of any governmental authority, federal or state, before such securities may be validly issued or delivered pursuant to such exercise, the Company covenants that it will, in good faith, endeavor to secure such registration or qualification or approval; provided, however, that the Company shall not be required to issue Shares to any person, pursuant to exercise of the Options, who shall be resident in any state in which such exercise would be unlawful or if such qualification, registration or approval shall require the Company to file a general consent of service of process or qualify to do business as a foreign corporation in such state.

5.3.     PAYMENT  OF  TAXES

The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of Options, or the issuance or delivery of any Shares upon exercise of the Options, provided, however, that if Shares are to be delivered in a name other than the name of the Registered Holder of the Option representing any Option being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Option Agent the amount of transfer taxes or charges incident thereto, if any.

5.4.     REQUISITION  OF  SHARES

     The Option Agent is hereby irrevocably authorized by the Company to requisition, from time to time, certificates representing Shares required to be delivered upon exercise of the Options.


                                    SECTION 6
                      EXCHANGE AND REGISTRATION OF TRANSFER

6.1.     EXCHANGES  AND  TRANSFERS

Options may be exchanged for other Options representing an equal aggregate number of Options or may be transferred, in whole or part, under the terms of this Agreement. Options to be exchanged shall be surrendered to the Option Agent at its Corporate Office, and the Company shall execute and the Option Agent shall countersign, issue and deliver in exchange therefor the Option or Options that the Registered Holder making the exchange shall be entitled to receive.

6.2.     BOOKS  AND  RECORDS

The Option Agent shall keep at such office books and records in which it shall register Options and the transfer thereof. Upon due presentment at such office of any Option for registration of transfer, the Company shall execute and the Option Agent shall issue and deliver to the transferee(s) a new Option or Options representing an equal aggregate number of Options.

6.3.     PROCEDURES  OF  TRANSFERS,  ETC.

With respect to all Options presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Option Agent. Such documentation shall be duly executed by the Registered Holder or his duly authorized attorney.

The Company may require payment by the holders of Options of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with exchange or registration of transfer of Options.

All Options so surrendered for exchange or transfer shall be promptly canceled by the Option Agent in accordance with previous instructions pertaining to the Company's Shares.

6.4.     REGISTERED  HOLDERS

     Prior to due presentment for registration of transfer, the Company and the Option Agent may deem and treat the Registered Holder of any Option as the absolute owner thereof and of each Option represented thereby, for all purposes (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Option Agent), and shall not be affected by any notice to the contrary.


                                    SECTION 7
                               LOSS OR MUTILATION

     Upon receipt by the Company and the Option Agent of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Option, and (i) in the case of loss, theft or destruction, upon receipt by the Company and the Option Agent of indemnity satisfactory to them, or (ii) in the case of mutilation, upon surrender and cancellation upon receipt of such Option, the Company shall execute and the Option Agent shall countersign and deliver in lieu thereof a new Option representing an equal aggregate number of Options. Applicants for a substitute Option shall comply with such other reasonable regulations and pay such other reasonable charges as the Option Agent may prescribe.


                                    SECTION 8
                          ADJUSTMENT OF EXERCISE PRICE
                                       AND
                          NUMBER OF SHARES DELIVERABLE

8.1.     ADJUSTMENT  EVENTS

     The Exercise Price and the number of shares (and, in certain events, the class or classes of capital stock of the Company) purchased upon the exercise of each Option are each, respectively, subject to adjustment from time to time as hereinafter provided prior to the expiration of any Option by its exercise or by its terms, in case any one or more of the events and referred to described below shall occur at any time or from time to time; that is to say, if the Company shall:

(i) issue any shares of its Common Stock as a dividend or subdivide its outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to each Option shall be proportionately increased; or,

(ii) combine its outstanding shares of Common Stock into a smaller number of such shares,

then, in such case, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to each Option shall be proportionately decreased; or

(iii) issue by reclassification of its shares of Common Stock any shares of its capital stock,

then, as a condition of such recapitalization, lawful and adequate provision shall be made whereby the holder of each Option shall have, immediately after the effective date of any such reclassification, the right to purchase, upon the basis and on the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of each Option, such shares of stock or other securities as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of each Option, had such recapitalization not taken place; and in any such event, the rights of the Option holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of each Option, as hereinbefore provided, shall continue and be preserved in respect of any stock or other securities which the Option holder becomes entitled to purchase.

     If after an adjustment the holder of a Option upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 8, a Option may only be exercised in full by payment of the entire Exercise Price currently in effect; or

(iv) merge or consolidate with or into another corporation or sell or convey to another corporation, all or substantially all of the Company's assets then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Option then outstanding shall receive, on exercise of such Option, the kind and amount of securities and property receivable upon such change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Option immediately prior to such consolidation, merger, sale or conveyance, and shall forthwith file at the Corporation Office of the Option Agent a statement signed by its Chairman of the Board or President and by its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

(v) take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the current market price per share of its Common Stock (as defined below) at the date of taking such record, then, the number of shares of Common Stock purchasable pursuant to this Option shall be adjusted by multiplying (a) the number of shares of Common Stock which the holder hereof was entitled to receive immediately prior to such adjustment (taking into account fractional interests to the nearest 1000th of a share) by
(b) a fraction, the numerator of which is the number of shares of the Common Stock of the Corporation outstanding (excluding the shares owned by the Corporation) immediately prior to the taking of such record plus the number of additional shares offered for purchase, and the denominator of which is the number of shares of Common Stock of the Corporation outstanding (excluding shares owned by the Corporation) immediately prior to the taking of such record plus the number of shares which the aggregate offering price of the total number of additional shares so offered could purchase at such current market price and the price per share shall be that number determined by multiplying (a) the price per share in effect immediately prior to the taking of such record by (b) a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to taking of such record and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record.

(vi) reduce the exercise price of any or all classes of Options, then, as a condition of such reduction it shall be made uniformly as to all Options of that class then outstanding.

     For the purpose hereof, the current market price per share of Common Stock of the Corporation at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last sale price, or, in case of no sales on such day, the average of the closing bid and asked prices, in either case as officially quoted by any National Securities Exchange, or, if the Common Stock of the Corporation is not listed or admitted to trading on any such Exchange, the average of the highest bid and asked prices as reported in the sheets of the National Association of Securities Dealers, Inc. for the over the counter market in New
York City, or if not so reported, the average of the highest bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose.

8.2.     CONDITIONS  PRECEDENT

Before taking any action that would cause an adjustment increasing the then par value of the Shares issuable upon exercise of the Options above the Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such adjusted Exercise Price.

Upon  any  adjustment of the Exercise Price required to be made pursuant to this
Section 8, within 30 days thereafter the Company shall (a) cause to be filed with the Option Agent written notice thereof, which notice shall be accompanied by a certificate of the Company's independent auditors, stating the adjusted Exercise Price and the adjusted number of Shares purchasable or the kind and amount of any securities or property purchasable upon exercise of a Option, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (b) cause to be mailed to each of the Registered Holders of the Option Certificates written notice of such adjustment. Such notice may be given in advance and included as a part of the notice required to be mailed pursuant hereto.

(i) In case at any time (a) the Company shall declare any dividend upon its Shares payable otherwise than in cash or in Shares of the Company; or (b) the Company shall offer for subscription to the holders of its Shares any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then outstanding Shares or other capital stock issuable upon exercise of the Options (other than a change in par value or a subdivision or combination of such shares); or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then,  in any one or more of said cases, the Company shall cause to be mailed to
----
each of the Registered Holders of outstanding Options, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date of which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Options. Such notice shall also specify the date as of which the record holders of the Shares shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Options shall terminate).

(ii) Without limiting the obligation of the Company to provide notice to the Registered Holders of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.


                                    SECTION 9
                                   REDEMPTION

     The  Company  may  not  redeem  or  call  the  Options.


                                   SECTION 10
                           CONCERNING THE OPTION AGENT

10.1.     CAPACITY

     The Option Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Option Agent shall not, by issuing and delivering Options or by any other act hereunder, be deemed to make any representations as to (i) the validity or value or authorization of (A) the Option or the Options represented thereby, or
(B)  any  securities or other property delivered upon exercise of any Option; or
(ii) whether any Shares of capital stock issued upon exercise of any Option is fully paid and nonassessable.

10.2.     LIMITATIONS  OF  RESPONSIBILITY

     The Option Agent shall not, at any time, be under any duty or responsibility to any holder of Options (i) to make or cause to be made any adjustment of the Exercise Price provided in this Agreement; (ii) to determine whether any fact exists that may require any such adjustments; (iii) to determine the nature or extent of any such adjustment, when made; or (iv) to determine the method employed in making any such adjustment.

     The Option Agent shall not be (i) liable for any recital or statement of fact contained herein or for any action taken, suffered, or omitted by it in reliance on any Option or other document or instrument believed by it in good faith to be genuine, and to have been signed or presented by the proper party or parties, (ii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Option, or (iii) liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

10.3.     ADVICE  OF  COUNSEL

     The Option Agent, may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

10.4.     EFFECT  OF  ORDER  OF  THE  COMPANY

     Any notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by any of the Chairman of the Board, President, Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Option Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand.

10.5.     COMPENSATION  AND  FEES

     The Company agrees to pay the Option Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, in such amount as shall be mutually agreed upon by the parties hereto; it further agrees to indemnify the Option Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Option Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Option Agent's negligence or willful misconduct.

10.6.     RESIGNATION

     The Option Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Option Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days' prior to the date such resignation is to become effective, the Option Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Option at the Company's expense. Upon such resignation the Company shall appoint a new Option agent in writing. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Option Agent, then the Registered Holder of any Option may apply to any court of competent jurisdiction for the appointment of a new Option agent. Any new Option agent, whether appointed by the Company or by such court, shall be (i) a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or (ii) a stock transfer company. After acceptance of such appointment by the new Option agent is received by the Company, such new Option agent shall be vested with the same powers, duties, rights, and responsibilities as if it had been originally named herein as Option Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Option agent. No later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Option agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Option.

10.7.     TERMINATION

     The Company may terminate the Option Agent hereunder and be discharged from all further duties and liabilities hereunder (except liabilities for the Option Agent's then-due compensation and expenses), after giving 30 days' prior written notice to the Option Agent.

10.8.     SUCCESSORS

     Any corporation into which the Option Agent or any new Option agent may be converted or merged, or any corporation resulting from any consolidation to which the Option Agent (or any new Option agent) shall be a party, or any corporation succeeding to the corporate trust business of the Option Agent shall be a successor Option agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Option Agent under the provisions of the preceding paragraph 10.6. Any such successor Option agent shall promptly cause notice of its succession as Option agent to be mailed to the Company and to the Registered Holder of each Option.

10.9.     PERMITTED  TRANSACTIONS

     The Option Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Options or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent as though the Option Agent were not the Option agent hereunder. Nothing herein shall preclude the Option Agent from acting in any other capacity for the Company or for any other legal entity.


                                   SECTION 11
                         RIGHTS OF THE REGISTERED HOLDER

No registered holder shall, by virtue hereof, be entitled to any rights of a shareholder in the company, either at law or equity. The rights of the Registered Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth in this Agreement and in the Option Certificates.


                                   SECTION 12
                            MODIFICATION OF AGREEMENT

The Option Agent and the Company, by supplemental agreement, may make any changes in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and that shall not adversely affect the interests of the holders of Option Certificates (this provision, for instance, shall permit the Exercise Price to be decreased at the Company's option).


                                   SECTION 13
                                     NOTICES

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed, first class postage prepaid, or delivered to a telegraph office for transmission: (a) if to the Registered Holder of a Option Certificate, at the address of such holder as shown on the registry books maintained by the Option Agent; (b) if to the Company, at 1415 Louisiana, Suite 3100, Houston, Texas 77002, or at such other address as may have been furnished to the Option Agent in writing by the Company; and (c) if to the Option Agent, at 5899 South State Street, Salt Lake City, Utah 84107.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

     PLANET  RESOURCES,  INC.
Attest:


/s/Jacque  N.  York          By:/s/A.W.  Dugan
-------------------            ---------------
Jacque  N.  York,  Secretary          A.W.  Dugan,  President

                              Exhibit 4.1 - Page 15
                                    EXHIBIT A
                                       TO
                                OPTION AGREEMENT


                    EXERCISABLE FROM 9:00 A.M., HOUSTON TIME,
                      ON THE INITIAL OPTION EXERCISE DATE,
                UNTIL 5:00 P.M., HOUSTON TIME, DECEMBER 31, 2004


No.  _______     ______  Options

                               OPTION CERTIFICATE

                             PLANET RESOURCES, INC.

This Option Certificate ("this Option") certifies that _____________________________________________, or registered assigns, is the registered holder of ____________ Options (the "Options") to purchase Common Stock, $.001 par value per share (the "Common Stock"), of Planet Resources, Inc., a Delaware corporation (the "Company"). Each Option entitles the holder to purchase from the Company after 9:00 a.m. Houston time, on the initial Option exercise date and before 5:00 p.m., Houston time on the earlier of (i) the date which is the last day of the 36 month period commencing on the Initial Option Exercise Date, or (ii) such later date as the Company may at its option determine (the "Expiration Date") one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option, subject to adjustment in certain events (the "Exercise Price"), of $.15 per share. Each Option entitles the Holder to purchase at the Exercise Price upon surrender of this Option and payment of the Exercise Price at an office or agency of the Company, but only subject to the conditions set forth herein and in the Option Agreement (as hereinafter defined). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of such cash or check. As used herein, "Share" or "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of an Option as provided for in the Option Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Options are subject to adjustment upon the occurrence of certain events set forth in the Option Agreement. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidenced hereby, there shall be issued to the holder hereof or his assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Option.

No  Option  may  be  exercised  after 5:00 P.M., Houston time, on the Expiration
Date.  All  Options  evidenced  hereby  shall  thereafter  be  void.

The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant of an Option Agreement dated as of August ___, 1999 (the "Option Agreement"), duly executed by the Company which Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates).

The Option Agreement provides that upon the occurrence of certain events, the Exercise Price set forth above and the number of shares and classes of capital stock of the Company may, subject to certain conditions, be adjusted. No fractions of Shares will be issued upon any such adjustment, but the persons entitled to such fractional interests will be paid, as provided in the Option Agreement, an amount in cash equal to the current market value of such fractional Shares.

Option Certificates, when surrendered at an office or agency of the Company by the holder thereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Option Agreement, but without payment of any service charge, for another Option Certificate or Option Certificates of like tenor evidencing in the aggregate a like number of Options.

Upon due presentment for registration of transfer of this Option Certificate at an office or agency of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Option Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Option Certificate which are defined in the Option Agreement shall have the meanings assigned to them in the Option Agreement.

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.


Dated:



By:



          Countersigned:

          ATLAS  STOCK  TRANSFER  CORP.
          Option  Agent


          By:



Attest:     PLANET  RESOURCES,  INC.


          By:
Jacque  N.  York,  Secretary            A.W.  Dugan,  President

                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Option)

The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of Planet Resources, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _______________________________ whose address is _____________________________, and that such certificate be delivered to ___________________, whose address is ___________________ _______________.
If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of ___________________, whose address is _____________________ ____________ and that  such  Certificate  be  delivered  to  ______________,  whose  address  is
______________________________.


Dated:     Signature:_______________
     (Signature  must  conform
     in  all  respects  to  name
     of  holder  as  specified  on
     the  face  of  the  Option  Certificate)

                        (Insert Social Security or Other
                          Identifying Number of Holder)



                              [FORM OF ASSIGNMENT]

         (To be executed by the registered holder if such holder desires to transfer the Option Certificate)

     FOR  VALUE  RECEIVED,  _______________________________

hereby  sells,  assigns  and  transfers  unto  ___________________________,


                  (Please print name and address of transferee)

this Option Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Option Certificate on the books of the within-named Company, with full power of substitution.



Dated:     Signature:_______________
          (Signature  must  conform
          in  all  respects  to  name
          of  holder  as  specified  on
          the  face  of  the  Option
          Certificate)

                        (Insert Social Security or Other
                         Identifying Number or Assignee)

                              Exhibit 5.1 - Page 2
                                   EXHIBIT 5.1


                                SONFIELD & SONFIELD
                            A PROFESSIONAL CORPORATION


                                        ATTORNEYS AT LAW
LEON SONFIELD (1865-1934)
GEORGE M. SONFIELD (1899-1967)
ROBERT L. SONFIELD (1893-1972) . . . .  770 SOUTH POST OAK LANE
____________________ . . . . . . . . .  HOUSTON, TEXAS 77056
  SONFIELD@IBM.NET
FRANKLIN D. ROOSEVELT, JR. (1914-1988)
  TELECOPIER (713) 877-1547. . . . . .  NEW YORK
  ____ . . . . . . . . . . . . . . . .  LOS ANGELES
ROBERT L. SONFIELD, JR.. . . . . . . .  TELEPHONE (713) 877-8333  WASHINGTON, D.C.
MANAGING DIRECTOR



                                August ____, 1999

Board  of  Directors
Planet  Resources,  Inc.
1415  Louisiana,  Suite  3100
Houston,  Texas  77002

Ladies  and  Gentlemen:

     In our capacity as counsel for Planet Resources, Inc. (formerly New Planet Resources, Inc.) (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 1,605,818 shares of Common Stock, par value $.001 per share ("Company Common Stock") 405,000 options ("Company options") to Internet Law Library, Inc. (formerly Planet Resources, Inc.) ("Internet Law") and the distribution of the Company Common Stock and Company options to the stockholders of Internet Law (the "distribution"), pursuant to the terms of a Plan and Agreement of distribution by and between Internet Law and the Company (the "distribution agreement"). A copy of the distribution agreement is included as an exhibit to the registration statement of which the prospectus is a part, all as set out and described in the Company's registration statement on Form SB-2 (File No. 333-76533) under the Securities Act of 1933 (the "registration statement"). We have also participated in the preparation and filing of the registration statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the registration statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

          (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

          (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company common stock, the Company options and the shares of the Company common stock issuable upon exercise of the Company options to be issued pursuant to the registration statement;

          (3) The 1,605,818 shares of the Company common stock, when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (4) The 405,00 Company options, when issued and distributed pursuant to the registration statement, will be validly issued options to purchase fully paid and nonassessable shares of common stock of the Company;

          (5) The 405,000 shares of the Company common stock, issuable upon exercise of the Company options when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (6) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the discussion in the prospectus under the caption "Federal Income Tax Consequences" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to Internet Law stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to our firm in the prospectus.


Yours  very  truly,

/s/Sonfield  &  Sonfield
------------------------
SONFIELD  &  SONFIELD

                              Exhibit 10.6 - Page 6
                                  EXHIBIT 10.6

                            INDEMNIFICATION AGREEMENT


     Agreement, effective as of March 30, 1999 between New Planet Resources, Inc., a Delaware corporation ("Indemnifying Party")

     WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet;

     WHEREAS, immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock;

     WHEREAS, Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and

     WHEREAS, the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet.

     NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:


                                    ARTICLE I
DEFINITIONS

     SECTION 1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Agreement: This Indemnification Agreement as amended or supplemented from time to time.

     Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the Documents.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

     Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

     Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

     Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

     Mineral  Properties  shall  mean  the  following:

          (a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

               (b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

     Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

     Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

     RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.


                                   ARTICLE II
                                 INDEMNIFICATION

     SECTION 2.1 INDEMNIFICATION BY NEW PLANET Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or
(c)  any  Planet  Liabilities.

     SECTION  2.2  PROCEDURES  FOR  INDEMNIFICATION.

     (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

(c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     SECTION  2.3  INDEMNIFICATION  PAYMENTS.  Indemnification  required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION  2.4  INDEMNITIES.  .  The  obligations  of  New  Planet under this
Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.


                                   ARTICLE III
                               DISPUTE RESOLUTION

     SECTION 3.1 INDEMNIFICATION AGREEMENT DISPUTES. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     SECTION 3.2 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     SECTION 3.3 FINAL AND BINDING AWARDS. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     SECTION 3.4 COSTS OF ARBITRATION. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     SECTION  3.5  SETTLEMENT  BY  MUTUAL AGREEMENT.   Nothing contained in this
Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                                   SECTION IV
                                  MISCELLANEOUS

     SECTION 4.1 NO INCONSISTENT AGREEMENTS. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

     SECTION 4.2 SURVIVAL OF OBLIGATIONS. The obligations of the parties under Sections 3 and 4 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

     SECTION 4.3 SEVERABILITY. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     SECTION 4.4 ENTIRE AGREEMENT, AMENDMENT. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.


     SECTION  4.5  NOTICES.   All  notices  and other communications provided for or
permitted  hereunder shall be made in writing and shall be deemed to have duly given if  delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier,  or  air  courier  guaranteeing  overnight  delivery  as  follows:


TO NEW PLANET:. . . . . . . . . . . . . .  TO PLANET

New Planet Resources, Inc.. . . . . . . .  Planet Resources, Inc.
1415 Louisiana, Suite 3100. . . . . . . .  One Park Ten Place, Suite 200
Houston, Texas 77002. . . . . . . . . . .  Houston, Texas 77084
Attn: A.W. Dugan, President . . . . . . .  Attn: Hunter M.A. Carr, President

WITH AN ADDITIONAL COPY BY LIKE MEANS TO:  WITH AN ADDITIONAL COPY BY LIKE MEANS TO:

Sonfield & Sonfield . . . . . . . . . . .  Planet Resources, Inc.
770 South Post Oak Lane . . . . . . . . .  One Park Ten Place, Suite 200
Houston, Texas 77056. . . . . . . . . . .  Houston, Texas 77084
Attn: Robert L. Sonfield, Jr., Esq. . . .  Attn: Jonathan C. Gilchrist, Esq.




     and/or to such other persons and addresses as any party shall have specified in writing to the other.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION  4.6  AsSIGNABILITY.   This Agreement shall be assignable by either
party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     SECTION  4.7  GOVERNING  LAW.   This  Agreement  shall  be  governed by and
construed  under  the  laws  of  the  State  of  Delaware.

     SECTION 4.8 WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     SECTION  4.9  HEADING  OF  NO EFFECT.   The paragraph headings contained in
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW  PLANET  RESOURCES,  INC.



By:     /a/A.W.  Dugan
        --------------
        A.W.  Dugan,  President

PLANET  RESOURCES,  INC.



By:     /s/Hunter  M.A.  Carr
        ---------------------
        Hunter  M.A.  Carr,  President

                              Exhibit 10.8 - Page 5
                                   EXHIBT 10.8

                   LEASE AGREEMENT WITH CITY OF MULLAN, IDAHO


                           ASSIGNMENT OF MINING LEASE
                           --------------------------

     For value received, Planet Resources, Inc., a Delaware Corporation, formally known as Allied Silver Lead Company, Assignor, hereby sells, assigns and transfers to New Planet Resources Inc., a Delaware Corporation, Assignee, all of Assignor's right, title and interest in and to that certain lease by and between the City of Mullan, County of Shoshone, State of Idaho and Allied Silver Lead Company, dated May 7, 198 1, a copy of which is attached hereto as Exhibit "1".

     By reason of this Assignment, Assignor assigns to the Assignee all of its rights, privileges and duties arising or existing under said Lease. Assignee hereby agrees to fully and faithfully perform all of Assignor's duties and obligations under said Lease.

Dated  this  ___  day  of  ________________,  1999.

Planet  Resources,  Inc.


By:     /s/Hunter  M.A.  Carr
        ---------------------
      Hunter  M.A.  Carr,  President


The  above  Assignment  is  hereby  accepted  by  Assignee.

New  Planet  Resources,  Inc.


By:     /s/A.W.  Dugan
        --------------
      A.W.  Dugan

STATE  OF  TEXAS     )
               )ss.
COUNTY  OF  HARRIS     )


     On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr known or identified to me to be the President of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.


                              Notary Public in and for the State of Texas Residing at:
                              My  Commission  expires:


STATE  OF  TEXAS     )
               )ss.
COUNTY  OF  HARRIS     )


     On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared _________________ or identified to me to be the Secretary of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.


                              Notary Public in and for the State of Texas Residing at:
                              My  Commission  expires:

                                  MINING LEASE
                                  ------------

     THIS LEASE AGREEMENT, entered into this 7th day of May, 1981, by and between the CITY OF MULLAN, a municipal corporation organized under the laws of the State of Idaho, party of the first part and hereinafter referred to as the "LESSOR", and ALLIED SILVER LEAD COMPANY, an Idaho Corporation, having its principal place of business within the City of Mullan, County of Shoshone, State of Idaho, party of the second part, hereinafter referred to as the "LESSEE".

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Lessor and the Lessee on the 28th day of December, 1970, entered into that certain letter of intent wherein the Lessor desired to lease to the Lessee the mineral rights owned by the Lessor and situated within the exterior boundaries of the City of Mullan, Shoshone County, State-of Idaho, and which letter of intent was later revised to a written mining lease, dated December 3,-1971; and

     WHEREAS,  the  parties  now  desire  to  enter  into  a  new  lease;

     NOW  THEREFORE,  IT  IS  HEREBY  AGREED  AS  FOLLOWS:

     1. The Lessor does hereby let, lease and demise to the Lessee, for the term of Twenty-Five (25) years pursuant to Idaho Code Section 50-234, the exclusive right and privilege in the Lessee to mine for and extract any and all minerals which may underlie the surface of the real- property within the exterior geographical boundaries of the City of Mullan, County of Shoshone, State of Idaho, which may be owned by said Lessor and consisting of approximately 200 total acres and shown as outlined on Exhibit 'A" attached hereto and by reference incorporated herein and shall be referred to as the "Property* or "Properties".

     2. It is understood that the Lessee and/or its assignees intend to explore and develop the mineral rights owned by the Lessor and the Lessee jointly. In this regard, it is specifically understood by and between the parties hereto that the Lessee has entered into a letter of intent with Sunshine Mining Company, a Delaware corporation, licensed to transact business within the State of Idaho, for the exploration and development of the mining properties lying north of the Osburn fault as defined by attached Exhibit "B", owned by the Lessor and the Lessee and to receive from the exploration and development therefrom certain royalties to be paid by the Sunshine Mining Company for minerals extracted from the properties of the Lessor and the Lessee. In this regard, it is understood and agreed by the parties hereto that in consideration of the lease granted hereunder by the Lessor to the Lessee, that the Lessor shall be entitled to receive twenty per cent (20%) of any and all royalty payments, advance or otherwise, or other consideration which may be paid by the Sunshine Mining Company or any other assignee of all or part of this Lease to the Lessee. If and when the Lessor herein enters into any agreement for the exploration and development of its properties south of the Osburn fault, the Lessor shall be entitled to fifteen per cent (15%) of the returns from this property.

     3. It is understood and agreed between the Lessor and the Lessee, that the Lessor, if it elects, shall be entitled to have one representative upon the Board of Directors of the Lessee during the term of this lease agreement or any extension or renewal thereof, so that the Lessor may be properly informed upon the progress of the work to be performed by the Lessee and/or its assignee under this agreement.

     4. It is understood and agreed by the Lessee that in accordance with Idaho Code Section 50-234 that the-surface of said property shall to the extent provided by said statute in no wise be interfered with or disturbed, by the Lessee in the mining and extraction of any and all minerals which may be found within the property herein leased by the Lessor.

     5. It is expressly understood and agreed that the Lessee may either choose to explore and/or develop the mineral rights of the Lessor subject to this agreement or to engage others to perform such exploration and/or development. The Lessor hereby agrees that the Lessee shall have the right to assign this agreement and all rights pertaining thereto.

     6. It is expressly understood and agreed by and between the Lessor and the Lessee that all work which may be performed under the terms of this lease agreement by the Lessee and/or its assignee, shall be performed in such a manner and at such depths below the surface as will not cause or result in any caving or settlement of the surface or any damage to any buildings or other structures on the surface and situated within the exterior boundaries of the City of Mullan, County of Shoshone, State of Idaho.

     7. To the extent permitted by the Laws of the State of Idaho, the Lessee shall have the option to renew said lease upon the same terms and conditions for an additional term of twenty-five (25) years from the date of expiration of this lease agreement by giving written notice of said renewal on or before 180 days from the expiration date of this lease agreement.

     8. This lease of' subsurface minerals is intended to and does convey according to the terms and conditions hereof to the Lessee and/or its assignee during the term of this agreement and any renewal or extension thereof, all veins, fissures, stringers or other mineral bearing structures' and all ores therein containing precious or base metals, including but not limited to silver, lead, zinc, gold and copper, together with the right to enter into the above described property by such underground tunnels, drifts, crosscuts, laterals, raises, winzes or other necessary or appropriate openings as in the judgment of the Lessee and/or its assignees shall be necessary or convenient in its exploration and/or development of the property of the Lessor.

     IN WITNESS WHEREOF, The Lessor has caused these presents to be signed by its duly authorized Mayor and attested to by its City Clerk, and the Lessee has caused these presents to be signed by its duly authorized President and attested thereto by its duly authorized Secretary, the day and year first above written.

ATTEST:                              CITY  OF  MULLAN



City  Clerk                              Mayor


ATTEST:                              ALLIED  SILVER  LEAD  COMPANY



Secretary                              President

STATE  OF  IDAHO          )
                    )ss.
COUNTY  OF  SHOSHONE     )


     On this ___ day of May, 1981, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared Wayne Koski and Barbara Crnkovich, personally known to me to be Mayor and City Clerk, respectively, a municipal corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.


                              Notary Public in and for the State of Texas Residing at:
                              My  Commission  expires:



STATE  OF  IDAHO          )
                    )ss.
COUNTY  OF  SHOSHONE     )


     On this ___ day of May, 1981, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared Elmer Almquist and Don McClary, President and Secretary, respectively, of Allied Silver Lead Company, a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.


                              Notary Public in and for the State of Texas Residing at:
                              My  Commission  expires:

                              Exhibit 10.9 - Page 2
                                  EXHIBIT 10.9


                                   MINING DEED
                                   -----------

     THIS INDENTURE, made the ___ day of ____________. 1999, between Planet Resources, Inc., a Delaware Corporation, party of the first part, and New Planet Resources, Inc., a Delaware Corporation, of 14.15 Louisiana Street, Suite 3 100, Houston, Texas, 77002-7360, party of the second part.

                              W I T N E S S E T H:
                              -------------------

     That the said party of the first part, for and in consideration of the sum of ONE DOLLAR ($ 1.00), lawful money of the United States of America, to it in hand paid by the said party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, remised, released and forever quitclaimed and by these presents does grant, bargain, sell, remise, release and forever quitclaim unto said party of the second part, its heirs and assigns the following:

          The subsurface mineral rights set forth in Exhibit "A" attached hereto as Exhibit A-1 through A-8.

     Together with all the dips, spurs and angles, and also all the metals, ores, gold and silver-bearing quartz rock and earth therein belonging thereto, and all the rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all and singular the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the said party of the first part, of, in and to said premises, and every part and parcel thereof, with appurtenances.

     To have and to hold all and singular, the said premises, together with the appurtenances and privileges thereto incident, unto the said party of the second part, its heirs and assigns forever.

     IN WITNESS WHEREOF,, the said party of the first part has hereunto subscribed their names the day and year first above written.

Planet  Resources,  Inc.

By:     /s/Hunter  M.A.  Carr
        ---------------------
      Hunter  M.A.  Carr,  President

Attest:


     /s/
     ---
_________________,  Secretary

STATE  OF  TEXAS     )
               )ss.
COUNTY  OF  HARRIS     )


     On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr and ________________ known or identified to me to be the President and Secretary respectively, of Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.


                              Notary Public in and for the State of Texas Residing at:
                              My  Commission  expires:

                              Exhibit 23.1 - Page 1
                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use in this Registration Statement on Form SB-2 No. 33-76533 of our report dated August 3, 1999, relating to the financial statements of Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/HARPER  &  PEARSON  COMPANY


Houston,  Texas
August  11,  1999

                               Exhibit 27 - Page 1
                                   EXHIBIT 27

                             FINANCIAL DATA SCHEDULE


     This schedule contains summary financial information extracted from the financial statements as of and for the nine months ended June 30, 1999, and is qualified in its entirety by reference to such financial statements. (In thousands, except EPS.)

ITEM NUMBER .  ITEM DESCRIPTION                                           AMOUNT
-------------  -------------------------------------------------------  --------

5-02(1) . . .  Cash and cash items.                                     $ 32,515
5-02(2) . . .  Marketable securities                                           0
5-02(3)(a)(1)  Notes and interest receivable-trade                             0
5-02(4) . . .  Allowances for doubtful accounts                                0
5-02(6) . . .  Inventory                                                       0
5-02(9) . . .  Total current assets                                       32,515
5-02(13). . .  Property, plant and equipment                                   0
5-02(14). . .  Accumulated depreciation                                        0
5-02(18). . .  Total assets                                               32,515
5-02(21). . .  Total current liabilities                                       0
5-02(22). . .  Bonds, mortgages and similar debt                               0
5-02(28). . .  Preferred stock-mandatory redemption                            0
5-02(29). . .  Preferred stock-no mandatory redemption                         0
5-02(30). . .  Common stock                                                    1
5-02(31). . .  Other stockholder's equity                                 32,514
5-02(32). . .  Total liabilities and stockholder's equity                 32,515
5-03(b)1(a) .  Net sales tangible products                                     0
5-03(b)1. . .  Total revenues                                                  0
5-03(b)2(a) .  Cost of tangible goods sold                                     0
5-03(b)2. . .  Total costs and expenses applicable to sales and revenues       0
5-03(b)3. . .  Other costs expenses                                        3,760
5-03(b)5. . .  Provision for doubtful accounts and notes                       0
5-03(b)(8). .  Interest and amortization of debt discount                      0
5-03(b)(10) .  Income before taxes and other items                             0
5-03(b)(11) .  Income tax expense                                              0
5-03(b)(14) .  Income/loss continuing operations                               0
5-03(b)(15) .  Discontinued operations                                         0
5-03(b)(17) .  Extraordinary items                                             0
5-03(b)(18) .  Cumulative effect-changes in accounting principles              0
5-03(b)(19) .  Net income or loss                                        <3,760>
5-03(b)(20) .  Earnings per share-primary                                 <3.76>
5-03(b)(20) .  Earnings per share-fully diluted                                0